U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A/A

AMENDMENT NO. 2

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

New America Energy Corp.

(Exact name of issuer as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

175 S. Main Street, Suite 1410

Salt Lake City, UT 84111

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

(770) 235-6053

Registrant’s telephone number, including area code

Donnell J. Vigil

9300 Normandy Blvd

Suite 503

Jacksonville, FL 32221

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

6153	26-4144571
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

New America Energy Corp. was previously an energy company, but we are no longer in the energy business.  From 2013 until August of 2019 our wholly-owned subsidiary, Title King, LLC focused on providing title loans to the owners of automobiles who own their vehicles free and clear. We provided title loans from our office in Chamblee, Georgia, and secured our title loans by filing a lien on the automobile’s title.  Our business model from 2013 until August of 2019 entailed lending no more than 25% of the retail value of the automobile.  From August of 2019 until our acquisition of Third Bench Holdings, LLC, effective October 20, 2021, we operated our title loan business from our office in Alpharetta, Georgia, and we did not issue new title loans, choosing instead to focus on the development of the software app on our website called BestTitleDeal (“BTD”). BTD is a mobile FinTech application that allows consumers to know the value of their automobile for trade-in or title loans without the face-to-face sales pressure they might experience at a dealership or title lender.

Since our acquisition of Third Bench Holdings, LLC, our business has focused on Third Bench’s operation as an architectural millwork and dealer in the cabinetry, kitchen and bath areas. Third Bench offers products in three categories: residential cabinets, countertops, and commercial millwork throughout the Western U.S. for customers from California to Texas.  Third Bench Holdings is a holding company for six subsidiary companies operating as an architectural millwork and dealers in the cabinetry, kitchen and bath areas. Third Bench, through its subsidiary companies offer products in categories: Residential Cabinets and countertops and commercial millwork throughout the Western U.S. for customers from California to Texas. Third Bench also provides installation services as a part of its vertical offering. The company provides its products and services through its architectural millwork and retail facilities, currently located in Albuquerque and Las Cruces, New Mexico and Tucson, Arizona. Third Bench employs over 160 people and had revenue in excess of $18.8 million in calendar 2020. Third Bench is on a run rate of over calendar $24.0 million for 2021 and is cash flow positive. Third Bench Holdings added to its revenue generating enterprises through then acquisition of Davis Kitchens-Albuquerque in October 2021.

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PART II - OFFERING CIRCULAR - FORM 1-A: TIER 1

Dated: December 21, 2021

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

NEW AMERICA ENERGY CORP.

175 S. Main Street, Suite 1410

Salt Lake City, UT 84111

770-235-6053

info@thirdbench.com

30,000,000,000 Shares of Common Stock at $0.0002 per Share

Minimum Investment: 1,000,000 Shares ($200.00)

Maximum Offering: $6,000,000

See The Offering - Page 1 and Securities Being Offered - Page 29 For Further Details

None of the Securities Offered Are Being Sold By Present Security Holders

This Offering will commence upon qualification by the Securities and Exchange Commission (the “Commission”) and will terminate upon the earlier of the following events (i) when all of the Shares offered are sold; or (ii) the close of business 180 days from the date of qualification by the Commission.

New America Energy Corp. was previously an energy company, but we are no longer in the energy business.  From 2013 until August of 2019 our wholly-owned subsidiary, Title King, LLC focused on providing title loans to the owners of automobiles who own their vehicles free and clear. We provided title loans from our office in Chamblee, Georgia, and secured our title loans by filing a lien on the automobile’s title.  Our business model from 2013 until August of 2019 entailed lending no more than 25% of the retail value of the automobile.  From August of 2019 until our acquisition of Third Bench Holdings, LLC, effective, October 20, 2021 we operated our title loan business from our office in Alpharetta, Georgia, and we did not issue new title loans, choosing instead to focus on the development of the software app on our website called BestTitleDeal (“BTD”). BTD is a mobile FinTech application that allows consumers to know the value of their automobile for trade-in or title loans without the face-to-face sales pressure they might experience at a dealership or title lender.

Since our acquisition of Third Bench Holdings, LLC, our business has focused on Third Bench’s operation as an architectural millwork and dealer in the cabinetry, kitchen and bath areas. Third Bench offers products in three categories: residential cabinets, countertops, and commercial millwork throughout the Western U.S. for customers from California to Texas.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGES PAGE 2 THROUGH PAGE 11 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE

MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions(1)	Proceeds to Company(2)	Proceeds to Other Persons(3)
Per Share	$0.0002	$0	$0.0002	None
Minimum Investment	$200	$0	$200	None
Maximum Offering	$6,000,000	$0	$6,000,000	None

(1)The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2)Does not reflect payment of expenses of this offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3)There are no finder’s fees or other fees being paid to third parties from the proceeds. See ‘PLAN OF DISTRIBUTION.’

This offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by New America Energy Corp., a Florida Corporation (“NECA” or the “Company”). There are 30,000,000,000 Shares being offered at a price of $0.0002 per Share with a minimum purchase of, 1,000,000 Shares per investor. The Shares are being offered on a best-efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum offering amount is $6,000,000 (the “Maximum Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

This Offering will commence upon qualification by the Securities and Exchange Commission (the “Commission”) and will terminate upon the earlier of the following events (i) when all of the Shares offered are sold; or (ii) the close of business 180 days from the date of qualification by the Commission.

Funds will be promptly refunded without interest, for sales that are not consummated. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company’s management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

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OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock
Price Per Share:	$0.0002
Minimum Investment:	$200.00 per investor (1,000,000 Shares of Common Stock)
Maximum Offering:	$6,000,000. The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	30,000,000,000 Shares of Common Stock
Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO ISSUER” on page 15 herein.
Voting Rights:	The Shares have full voting rights.
Length of Offering:

This Offering will commence upon qualification by the Securities and Exchange Commission (the “Commission”) and will terminate upon the earlier of the following events (i) when all of the Shares offered are sold; or (ii) the close of business 180 days from the date of qualification by the Commission.

The Offering

Common Stock Outstanding(1)	12,168,617,932 Shares
Common Stock in this Offering	30,000,000,000 Shares
Stock to be outstanding after the offering(2)	42,168,617,932 Shares

(1)The Company has also authorized 51 shares of Series A Preferred Stock, which has super voting rights. Each issued and outstanding Series A share shall be entitled to a vote equal to 1% of then then issued and outstanding shares of our common stock, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Except as provided by law, holders of Preferred Shares shall vote together with the holders of Common Shares as a single class. As of October 20, 2021 our CEO and Director, David Fair, owns all 51 shares of Series A Preferred Stock, giving him 51% voting control of the Company.

On July 15, 2021, in preparation for the closing of the Share Exchange Agreement with Third Bench, the Company’s Board of Directors authorized the creation of Series B, Series C, and Series D Preferred Stock, the Certificates of Designation of which are attached hereto as Exhibits.

No Preferred Stock is being sold in this Offering. 12,168,617,932 shares of Common Stock were Outstanding as of May 31, 2021.

(2)The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this offering.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

Our common stock is quoted on OTCMarkets.com under trading symbol “NECA.” We are not listed on any stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A consistent public trading market for the shares may not develop.

Investment Analysis

There is no assurance New America Energy Corp. will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company Has New Management and a New Business Model

As of October 20, 2021- when the acquisition of Third Bench Holdings, LLC (“Third Bench”) became effective, the Company is pursuing the business model Third Bench, under the management of David Fair, as the Company’s new CEO. There can be no assurance that the Company’s proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will continue to generate significant operating revenues or that its operations will be profitable.

The Company Has Limited Operating History

The Company in its current form has a limited operating history. The Company historically has suffered losses and there can be no assurance that the Company’s proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will continue to generate significant operating revenues or that its operations will be profitable.

The Company Is Dependent Upon Its Management, Key Personnel and Consultants to Execute the Business Plan

The Company’s success is heavily dependent upon the continued active participation of the Company’s current executive officer, David Fair, as well as other key personnel and consultants. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company’s business, financial condition or results of operations. Further, the Company’s success and achievement of the Company’s growth plans depend on the Company’s ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the healthy living, healthcare and online industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company’s activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company’s business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People

The Company is dependent upon management in order to conduct its operations and execute its business plan; however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person’s absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our consolidated financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lacks The Financial Controls And Safeguards Required Of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company Has Engaged In Certain Transactions With Related Persons.

Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements”

Changes In Employment Laws Or Regulation Could Harm The Company’s Performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not Be Fully Insured

The Company’s regular bank accounts each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will continue to generate significant revenues or profits.

The Company Will Likely Incur Debt

The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

Risks Related to the Impact of COVID-19

The Company’s business has been significantly affected due to the COVID-19 social distancing requirements mandated by the federal, state and local governments where the Company’s operations occur. For some businesses, like the Company’s, much of its core business operations cannot always be done through “virtual” means, and even when this is possible, it requires significant capital and time to achieve. If the Company is unable to meet the demand for its products due to limited capital or limited staff because of social distancing, or other changes required in order to comply with the ongoing federal, state and local governmental orders related to COVID-19, the Company’s ability to expand its business and market will be at risk.

If We Are Unable To Protect Effectively Our Intellectual Property, We May Not Be Able To Operate Our Business, Which Would Impair Our Ability To Compete

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Computer, Website or Information System Breakdown Could Affect The Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering Is Not Enough To Sustain The Company’s Current Business Plan

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional Financing May Be Necessary For The Implementation Of Our Growth Strategy

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our CEO and Director, David Fair, beneficially owns all 51 shares of our Series A Preferred Stock, which contains super voting rights entitling him to a vote equal to 51% of the issued and outstanding shares of our common stock.  This voting control held by our CEO may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. The majority of our currently outstanding Shares of stock is beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company’s Actual Operating Results May Be Materially Different From Our Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•our ability to manage the Company’s growth

•whether the Company can manage relationships with key vendors and advertisers

•demand for the Company’s products and services

•the timing and costs of new and existing marketing and promotional efforts

•competition

•the Company’s ability to retain existing key management, to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies

•consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, consolidated results of operations and consolidated financial condition.

The Company Has Operating Losses And May Not Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company is operating at a loss. The Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company’s business. As a result, the Company expects to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

The Company May Be Unable To Manage Their Growth Or Implement Their Expansion Strategy

The Company may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of the Company’s business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on the Company’s administrative, operational and financial resources. If the Company is unable to successfully manage the Company’s future growth, establish and continue to upgrade the Company’s operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company’s consolidated financial condition and consolidated results of operations could be materially and adversely affected.

The Company Relies Upon Trade Secret Protection To Protect Its Intellectual Property; It May Be Difficult And Costly To Protect The Company’s Proprietary Rights And The Company May Not Be Able To Ensure Their Protection

The Company currently relies on trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company’s trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company’s competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company’s trade secrets from others use, or if the Company’s competitors develop equivalent knowledge, it could have a material adverse effect on the Company’s business. Any infringement of the Company’s proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company’s proprietary rights could result in the Company’s competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company’s proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company’s proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company’s trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company’s intellectual property rights, to protect the Company’s trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company’s future operating results.

The Company’s Business Model Is Evolving

The Company’s business model is likely to continue to evolve. Accordingly, the Company’s current business model may not be successful and may need to be changed. The Company’s ability to generate significant revenues will depend, in large part, on the Company’s ability to successfully market the Company’s products to potential users who may not be convinced of the need for the Company’s products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company’s business model as the Company’s market continues to evolve.

The Company Needs to Increase Brand Awareness

The importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning the Company’s brand, products and services will depend largely on the effectiveness of the Company’s marketing efforts. Therefore, the Company may need to increase the Company’s financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company’s brand name or if the Company incurs significant expenses promoting and maintaining the Company’s brand name, it would have a material adverse effect on the Company’s consolidated results of operations.

The Company Faces Competition In The Company’s Markets From A Number Of Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than The Company

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company’s ability to compete depends, in part, upon a number of factors outside the Company’s control, including the ability of the Company’s competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company’s consolidated results of operations.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company’s Reputation And Operating Revenues

To the extent that the Company’s activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company’s or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company’s products and services, reputational damage, and claims or regulatory actions against us. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company’s business practices or pricing structure, any of which could have a material adverse effect on the Company’s operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Depends On Third-Party Providers For A Reliable Internet Infrastructure And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Would Significantly Impair The Company’s Ability To Conduct Its Business

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to ‘denial-of-service’ attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers’ performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company’s ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company’s Employees May Engage In Misconduct Or Improper Activities

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company’s reputation.

Limitation On Director Liability

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Risks Relating to This Offering and Investment

The Company Has Incurred Operating Losses, Has Limited Liquidity and Limited Capital Resources

The Company has incurred operating losses, has a working capital deficit, an accumulated deficit, which raise substantial doubt about the Company’s liquidity and capital resources and the Company’s ability to continue as a going concern over the next 12 months.

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered On A “Best Efforts” Basis And The Company May Not Raise The Maximum Amount Being Offered

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum amount of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividends In The Future, So Any Return On Investment May Be Limited To The Value Of Our Shares

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company May Not Be Able To Obtain Additional Financing

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this Offering.

The Offering Price Has Been Arbitrary Determined

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company’s present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The Management Of The Company Has Broad Discretion In Application of Proceeds

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An Investment in the Company’s Shares Could Result In A Loss of Your Entire Investment

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

There is a Limited Public Trading Market for the Company’s Shares and Shareholders May Have No Liquidity or Unstable Trading Prices

At present, the Company’s common stock is quoted on OTCMarkets.com under the trading symbol “NECA.” Our common stock experiences fluctuation in volume and trading prices. There is no consistent and active trading market for the Company’s securities and the Company cannot assure that a consistent trading market will develop. OTCMarkets.com provides significantly less liquidity than a securities exchange such as the NASDAQ Stock Market. Prices for securities traded solely on OTCMarkets.com may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise. The Company has no plans at this time to file an S-1 Registration Statement and thus there is no assurance that the Shares could be sold in the future.

Sales Of A Substantial Number Of Shares Of Our Type Of Stock May Cause The Price Of Our Type Of Stock To Decline

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You Should Be Aware Of The Long-Term Nature Of This Investment

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company

The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You Will Not Have Significant Influence On The Management Of The Company

Our CEO and Director, David Fair, owns all 51 shares of our Series A Preferred Stock, which has super voting rights, giving him 51% majority voting control over all matters coming before a vote of our common stockholders.  Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 2.1% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. As of May 31May 31, 2022, the net tangible book value of the Company was approximately ($6,022,377) based on 12,168,617,932 Shares of Common Stock issued and outstanding. As of August 31, 2021, that equates to a net tangible book value of approximately ($0.00016) per share of Common Stock. Net tangible book value per share consists of shareholders’ equity adjusted for non-tangible assets, divided by the total number of Shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be ($0.00000) per share of Common Stock.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current shareholders will have immediately increased by approximately $0.00025 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $.00019 per Share. These calculations only include the estimated costs of the offering ($25,000), and such expenses are exceeded they will cause further dilution.

The following table illustrates this per Share dilution:

Offering price per Share*	$0.0002
Net Tangible Book Value per Share before Offering (based on 12,168,617,932 Shares)	$(0.00049)
Increase (Decrease) in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 30,000,000,000 Shares)	$0.00049
Net Tangible Book Value per Share after Offering (based on 42,168,617,932 Shares)	$0.00000
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$0.0002

*There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to 30,000,000,000 in Shares of our Common Stock. This offering is being conducted on a best-efforts basis with minimum of 1,000,000 shares required to be sold.

The Company will not initially sell the Shares through commissioned broker-dealers. The Company will undertake one or more closings on a rolling basis as funds are received from investors. The Company will take a number of considerations into account when determining when to hold a closing. Such considerations will include the amount of funds raised in the Offering prior to such closing, the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering.

This Offering will commence upon qualification by the Securities and Exchange Commission (the “Commission”) and will terminate upon the earlier of the following events (i) when all of the Shares offered are sold; or (ii) the close of business 180 days from the date of qualification by the Commission.

None of the Shares being sold in this offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription.

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2). Each accredited investor will complete a subscription agreement in order to invest.

No broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering.

Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver funds for acceptance or rejection. The minimum investment amount for a single investor is 1,000,000 Shares of Common Stock in the principal amount of $200.00. All subscription checks should be sent to the following address:

New America Energy Corp.

175 S. Main Street, Suite 1410

Salt Lake City, UT 84111

In such case, subscription checks should be made payable to New America Energy Corp. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 1” of Regulation A, and the Shares will not be listed on a registered national securities exchange upon qualification. The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares.

Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $6,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $5,975,000 after the payment of offering costs, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

Use of Proceeds

	10%	25%	50%	75%	100%
Acquisition Financing	$500,000	$1,325,000	$2,750,000	$4,175,000	$5,600,000
Working Capital	75,000	150,000	225,000	300,000	375,000
Costs of Offering	25,000	25,000	25,000	25,000	25,000
TOTAL	$600,000	$1,500,000	$3,040,000	$4,500,000	$6,000,000

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Forward-looking Statements

This section contains certain statements that may include “forward-looking statements”. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipate,” “optimistic,” “intend,” “will” or other similar expressions. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with OTC Markets and available on its website at http://www.otcmarkets.com. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Description of Business

New America Energy Corp. (“We” or the “Company” or “NECA”) was originally incorporated on May 8, 2006 as Atheron, Inc. under the laws of the State of Nevada.  Our common stock is quoted on the Pink Sheets Quotation system under the symbol “NECA.PK”.  Initially, we were a development stage company, developing a technology for ethanol-methanol gasoline. The Company did not progress the development of this technology.

On November 5, 2010, we underwent a change of control and the Company’s newly appointed sole director and majority shareholder approved a name change to New America Energy Corp. and a twenty-five (25) new for one (1) old forward stock split of the Company’s issued and outstanding shares of common stock.

On November 16, 2010, the Nevada Secretary of State accepted for filing the Certificate of Amendment to the Company’s Articles of Incorporation to change our name from Atheron, Inc. to New America Energy Corp. The forward stock split and name change became effective with the Over-the-Counter Bulletin Board at the opening of trading on December 1, 2010.

On November 14, 2012, the Nevada Secretary of State accepted for filing an amendment to our Articles of Incorporation whereby we increased our authorized common shares from 75,000,000 to 800,000,000, pursuant to the approval of our board of directors and majority shareholders as of June 26, 2012.

On September 17, 2013, the Company purchased Title King LLC for 50,000,000 shares of common stock. As a result of the transaction, Title King LLC became a wholly-owned subsidiary of the Company.

Since acquiring our wholly-owned subsidiary, Title King, LLC in 2013 our business model until August of 2019 focused on providing title loans to the owners of automobiles who own their vehicles free and clear. We provided title loans from our office in Chamblee, Georgia from March 2014 through July of 2019, and secured our title loans by filing a lien on the automobile’s title. Our business model from 2013 until August of 2019 entailed lending no more than 25% of the retail value of the automobile.

In order to ensure that the retail value of the automobiles were estimated correctly, we ascertained the Vehicle Identification Number (VIN) of the automobile and performed research to find out if there had been any accidents or reported mechanical failures. We then used the Mannheim Market Report to determine the fair value and proposed a loan amount on each specific vehicle accordingly. To secure the title loans, we held the title in our possession until the automobile was returned and the loan paid off. Because the title loans were secured by a lien on the vehicle’s title, and we held the title until payoff, but did not take actual possession of a borrower’s vehicle, we were not required by our local municipality in Chamblee, Georgia, to maintain a pawnbroker’s license where we operated.

Since August of 2019, we have not issued new title loans, and instead have focused on the development of the software app on our website called BestTitleDeal (“BTD”). BTD is a mobile FinTech application that allows consumers to know the value of their automobile for trade-in or title loans without the face-to-face sales pressure they might experience at a dealership or title lender. We believe that BTD will drive prospective customer traffic to us, as well as allow us to receive referral fees from dealerships and title lenders by forwarding customers to them.

On May 21, 2021, the Nevada Secretary of State accepted for filing an amendment to our Articles of Incorporation whereby we increased our authorized common shares from 7,000,000,000 to 12,000,000,000, pursuant to the approval of our board of directors and majority shareholders.

On October 4, 2021, , the Florida Secretary of State accepted for filing an amendment to our Articles of Incorporation whereby we increased our authorized common shares from 12,000,000,000 to 50,000,000,000, pursuant to the approval of our board of directors and majority shareholders.

Binding Letter of Intent to Acquire the Assets of Third Bench Holdings, LLC

On June 21, 2021, New America Energy Corp. (the “Company” or “NECA”) entered into a Binding Letter of Intent (“LOI”) with Third Bench Holdings, LLC, a New Mexico limited liability company, (“Holdings”), pursuant to which the members of Third Bench (the “Members”) agreed to sell all of the assets (the “Acquired Assets”) used in the operations of Third Bench’s business to the Company (the “Acquisition”).

In consideration for the Acquisition, the Members shall receive shares of a new series of Preferred Stock of the Company which rights and preferences, collectively, shall include: (i) conversion rights into that number of shares of common stock of the Company which shall equal Ninety Percent (90%) of the total issued and outstanding common stock of the Company as determined at the consummation of the Acquisition (“Underlying Common Stock”) on a fully diluted basis for a period of one year; and (ii) voting rights, in all matters, together with the Members of common stock of the Company with the numbers of votes equal to the number of shares of Underlying Common Stock.

Pursuant to the terms of the Acquisition, the current officers and directors of the Company shall, at the closing of the Acquisition, resign and appoint the officers and directors as directed by Holdings. The current CEO, Jeffrey M. Canouse, will be retained for a period of three (3) months to assist in the transition at a monthly salary rate of $5,000 (USD) per month. This retention can be extended upon mutual agreement between Jeffrey Canouse and the Company.

At the consummation of the Acquisition (the “Closing”), the Company will consummate a bridge financing for the benefit of Holdings in an amount of (US$500,000) and such funds shall be utilized, in part, to pay for the expenses incurred in connection with the Acquisition and the Audit. Following the Closing, the Company will raise up to Ten Million dollars (US$10,000,000) by the sale of shares of equity (common stock or preferred stock) or debt of the Company (the “Initial Financing”). It is anticipated that the Initial Financing will be consummated in tranches over the twelve (12) months following the Closing.

At the Closing, Southridge, LLC (or its affiliates as directed by Southridge) shall receive shares of a new series of Preferred Stock of the Company which, collectively, shall be convertible into that number of shares of common stock of the Company which shall equal Five Percent (5%) of the total issued and outstanding common stock of the Company as determined at the consummation of the Acquisition (on a fully diluted basis for a period of one year) and carry ratchet and anti-dilution rights.

At the closing, Jeffrey Canouse, will assign 100% of  the Preferred A Shares that he currently owns in exchange for shares of Series B Preferred Stock of the Company to be issued to Jeffrey M. Canouse  (or his affiliates and/or designees as directed by Jeffrey Canouse) which, collectively, shall be convertible into that number of shares of common stock of the Company which shall equal Three Percent (3%) of the total issued and outstanding common stock of the Company as determined at the consummation of the Acquisition (on a fully diluted basis for a period of two (2) years) and carry ratchet and anti-dilution rights.

All of the terms of the Acquisition shall be set forth in a definitive acquisition agreement (the “Acquisition Agreement”) which shall be negotiated between the Company and the Members.

Share Exchange Agreement, Debt Exchange Agreement and Control Block Transfer Agreement with Third Bench Holdings, LLC

On July 15, 2021, in preparation for the Closing, and per the terms of the Share Exchange Agreement, Debt Exchange Agreement and Control Block Transfer Agreement, (the “Third Bench Transaction Documents”) the Company’s Board of Directors approved the authorization of and issuance of Series B, Series C, and Series D Preferred Stock, which were issued effective July 20, 2021, upon the Closing of the Third Bench Transactions.  The rights and preferences of Series B, Series C, and Series D are detailed in the Certificates of Designation contained with the Company’s Articles of Amendment, filed with the State of Florida and attached hereto as an Exhibit.

On July 20, 2021, the Company and Third Bench Holdings, LLC executed the Third Bench Transaction Documents.

On October 5, 2021, the Florida Secretary of State accepted for filing an amendment to our Articles of Incorporation whereby we increased our authorized common shares from 12,000,000,000 to 50,000,000,000, pursuant to the approval of our board of directors and majority shareholders as of October 1, 2021.

Effective October 20, 2021, Jeffrey M. Canouse, Chief Executive Officer of New America Energy Corp. (the “Company”) resigned from his position as the Company’s Chief Executive Officer and Director, and the Board of Directors accepted the appointment of David Fair, as the Company’s new Chief Executive Officer and Director to replace Mr. Canouse on that date.

Liquidity and Capital Resources

Net cash (used)/provided in operating activities for the years ended August 31, 2021 and August 31, 2020 was ($5,195,268) and $(1,619,221) respectively. The increase in cash used was mostly for working capital at our Third Bench Holdings, LLC subsidiary for working capital.

As of August 31, 2021, the Company had $1,112,157 in cash to fund its operations. While the Company believes its current cash balance, coupled with projected sales, may be sufficient to allow the Company to fund its planned operating activities for the next twelve months, the Company plans to raise additional equity capital through the issuance of up to 30,000,000,000 common shares through this Offering.

The Company has incurred operating losses, has a working capital deficit, and an accumulated deficit, all of which raise substantial doubt about the Company’s liquidity and capital resources and the Company’s ability to continue as a going concern over the next 12 months.

Results of Operations

Three Months Ended May 31, 2022 Compared to May 31, 2021

Revenues

For the three months ended May 31, 2022 and 2021, our business had total revenues of $4,358,604 and $4,697,337, respectively. The decrease in revenues of approximately $340,000 was due to slowing demand of furniture sales. Operating margins improved from 26% to 37% due to improved operating efficiencies at the operating subsidiaries.

Operating expenses

The net change in operating expenses is delineated below

		(Restated)
	May 31	May 31
	2021	2021	Difference
Operating Expenses
Labor	$856,635	$1,176,740	$(320,016)
Other Operating	193,467	678,882	(485,415)
General and administrative	1,207,443	618,884	588,600
Depreciation and Amortization	104,624	88,595	16,029
Bad debt expense	-	7,206	(7,206)
Total Operating Expenses	$2,362,1699	$2,570,267	$(208,098)

The decrease in operating expenses of approximately $200,000 was due to lower operating revenues in the current quarter.

Other Income (Expense)

The net change in Other Income (Expense) is as follows:

		(Restated)
	May 31	May 31
	2021	2021	Difference
Operating Income (Expenses)
Other income	$14,355	$(121,964)	$136,318
Interest expense	(166,792)	(173,247)	6,455
Amortization of debt discounts	(50,411)	(35,158)	(15,253)
Gain on write-off of old short term notes payable and accounts payable	-	214,963	(214,963)
Reconciliation of net assets in purchase of subsidiaries (See Note 18)	(3,346,619)	-	(3,346,619)
Forgiveness of PPP note	870,288	‐	870,288
Expensing of warrants upon issuance of notes, net of quarterly mark to market	(800,1210	‐	(3,598,250)
Change in derivative liability	‐	1,370,989	1,370,989
Total Other Income (Expense)	$(2,749,346)	$1,255,584	$(4,004,930)

Interest expense

For the three months ended May 31, 2021 and May 31, 2020, Interest expense was $4,377,453 and $86,732, respectively. The increase was almost entirely due to interest charged to additional paid-in capital on the $600,000 face value notes issued on September 27, 2021 to Trillium partners, LP and J.P. Carey Limited Partners L.P. The difference between the conversion price and the prevailing market price, $4,200,000 was charged to interest expense. The remaining increase in interest expense was principally due to additional indebtedness taken on to finance the purchase of Las Cruces Cabinets LLC and LL Industries Inc. in 2021.

Forgiveness of PPP note

The Company received a PPP Loan in that was forgiven during the year ended May 31, 2021, but they are applying for forgiveness and believe that all terms of forgiveness have been met and forgiveness will be realized subsequent to year end. They have therefore recognized the gain on extinguishment of debt at May 31, 2021.

Employee Retention Credits

During the quarter ended May 31, 2021, the Company received credits totaling approximately $180,000 from the Federal government for retaining employees during the Pandemic. These credits were not received during the quarter ended May 31, 2020.

Expensing of warrants upon issuance of notes, net of quarterly mark to market

In connection with the convertible notes referenced in Note 11 above, the Company has issued 4,000,000,000 warrants each to Trillium Partners LP and JPC Investors, Inc. 4,000,000,000 of the warrants have an exercise price of $.0003, and 4,000,000,000 of the warrants have an exercise price of $.0001. For the quarter ended May 31, 2021, the expensing of these warrants adjusted for the quarterly mark to market accounting resulted in a charge of approximately $3.6 million. No such charge existed for the period ended May 31, 2020.

Nine Months Ended May 31, 2022 Compared to May 31, 2021

Revenues

For the nine months ended May 31, 2022 and 2021, our business had total revenues of $14,825,570 and $10,610,868, respectively. The increase in revenues of approximately $4.2 million was due to the addition of Las Cruces Cabinets LLC and LL Industries Inc. in 2021 plus the addition of M&K Industries LLC during the first quarter of the Fiscal year ending August 31, 2022. Operating margins improved from 25% to 36% due to improved operating efficiencies at the operating subsidiaries.

Operating expenses were as follows:

		(Restated)
	May 31	May 31
	2021	2021	Difference
Operating Expenses
Labor	$2,767,099	$2,010,816	$756,283
Other Operating	371,703	1,475,447	(1,103,744)
General and administrative	3,34,941	1,158,920	1,876,022
Depreciation and Amortization	384,323	228,887	155,435
Bad debt expense	-	7,206	(7,206)
Total Operating Expenses	$6,558,066	$4,881,277	$1,676,789

The increase in operating expenses of approximately $1.7 million was due to the addition of Las Cruces Cabinets LLC and LL Industries Inc. in 2021 plus the addition of M&K Industries Inc. during the nine months ended May 31, 2022.

The net change in Other income (expense) is as follows:

		(Restated)
	May 31	May 31
	2021	2021	Difference
Operating Income (Expenses)
Other income	$43,195	$(264,508)	$307,702
Interest expense	(4,795,891)	(370,056)	(4,425,836)
Amortization of debt discounts	(142,192)	(87,222)	(54,970)
Gain on write-off of old short term notes payable and accounts payable	-	214,963	(214,963)
ERC note	179,773	-	179,773
Reconciliation of net assets in purchase of subsidiaries (See Note 18)	(3,346,619)	-	(3,346,619)
Forgiveness of PPP note	869,900	‐	869,900
Expensing of warrants upon issuance of notes, net of quarterly mark to market	(198,398)	‐	(198,398)
Change in derivative liability	‐	198,846	(198,846)
Total Other Income (Expense)	$(7,390,233)	$(307,976)	$(7,082,257)

Interest expense

For the nine months ended May 31, 2022 and May 31, 2021, Interest expense was $4,795,891 and $370,056, respectively. The increase was almost entirely due to interest charged to additional paid-in capital on the $600,000 face value notes issued on September 27, 2021 to Trillium partners, LP and J.P. Carey Limited Partners L.P.  The difference between the conversion price and the prevailing market price, $4,200,000 was charged to interest expense. The remaining increase in interest expense was principally due to additional indebtedness taken on to finance the purchase of Las Cruces Cabinets LLC and LL Industries Inc. in 2021.

Forgiveness of PPP note

The Company received a PPP Loan in  that was forgiven during the nine months ended May 31, 2022, , but they are applying for forgiveness and believe that all terms of forgiveness have been met and forgiveness will be realized subsequent to year end. They have therefore recognized the gain on extinguishment of debt at May 31, 2022.

Employee Retention Credits

During the nine months ended May 31, 2022, the Company received credits totaling approximately $180,000 from the Federal government for retaining employees during the Pandemic. These credits were not received during the nine months ended May 31, 2021.

Expensing of warrants upon issuance of notes, net of quarterly mark to market

In connection with the convertible notes referenced in Note 11 above, the Company has issued 4,000,000,000 warrants each to Trillium Partners LP and JPC Investors, Inc. 4,000,000,000 of the warrants have an exercise price of $.0003, and 4,000,000,000 of the warrants have an exercise price of $.0001. For the quarter ended November 30, 2021, the expensing of these warrants adjusted for the quarterly mark to market accounting resulted in a charge of approximately $3.6 million. No such charge existed for the period ended November 30, 2020.

Reconciliation of net assets in purchase of subsidiaries

During the fiscal third quarter, certain intercompany items amongst our operating subsidiaries resulted in a charge of approximately $3.3 million.  This is a one-time non-recurring event.

Liquidity and Capital Resources

Net cash used in operating activities for the nine months ended May 31, 2021 and May 31, 2020 was ($2,051,138) and ($3,461,000) respectively. The decrease in cash flow was principally due to fund working capital for the increased operations of the TBH operating subsidiaries.

Net cash used in investing activities for the three months ended May 31, 2021 and May 31, 2020 was ($704,926) and ($1,012,515), respectively as follows:

		(Restated)
	May 31	May 31
	2021	2020
INVESTING ACTIVITIES
Investment in Property Plant and equipment	$(441,961)	$(916,733)
Deferred loan fees	-	(95,782)
Investment in subsidiary	(262,965)	(511,997)
Net cash (used) in investing activities	$(205,854)	$(643,171)

The reduced use of cash in investing activities was due to the purchase of more subsidiaries during the quarter ended May 31, 2020.

Net cash provided by financing activities for the nine months ended May 31, 2021 and May 31, 2020 was $1,927,078 and $5,757,762, respectively. The increased cash flow of $3,830,684 was due to the following:

		(Restated)
	May 31	May 31
	2021	2020	Difference
FINANCING ACTIVITIES
Proceeds from convertible notes payable	$492,500	$92,400	$400,100
Related party loans	224,573	114,000	110,573
Seller loans, net of repayment	101,533	974,235	872,702
Proceeds from non‐convertible long‐term indebtedness	661,160	4,577,127	(3,915,967)
Proceeds from Regulation A financings	911,886	114,000	797,886
Equity contributions by Founders	185,000	‐	185,000
Retirement of Preferred stock	(400,000)	-	(400,000)
Deferred loan fees	(25,000)	‐	(25,000)
Net cash provided by Financing activities	$1,927,078	$5,757,762	$3,830,684

During the nine months ended May 31, 2022, the Company raised almost $2 million. Approximately $900,000 was through the issuance of common stock through the Company’s Regulation A financing mechanism. There was another $600,000 raised through the issuance of convertible debt at the Parent Company level. At the TBH level, approximately $500,000 was raised from debt incurred to finance acquisitions and by contributions from the partners of TBH. These increases were offset by a $400,000 payment to retire Preferred stock.

During the nine months ended May 31, 2020, the Company raised almost $6 million, mostly through debt incurred to finance acquisitions at TBH. Of that amount, approximately $1,000,000 was indebtedness directly to the seller for the properties purchased.

As of May 31, 2022, the Company had $293,171 in cash to fund its operations. The Company does not believe its current cash balance will be sufficient to allow the Company to fund its planned operating activities for the next twelve months. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations or substantially curtail some of its planned activities. These conditions raise substantial doubt as to the Company's ability to continue as a going concern.

Year Ended August 31, 2021 Compared to Year Ended August 31, 2020

Revenues

For the years ended August 31, 2021 and 2020, our business had total revenues of $14,798,149 and $4,722,689, respectively. The increase in revenues of approximately $10 million was due to the addition of Las Cruces Cabinets LLC and LL Industries Inc. in 2021 plus having a full year of operations from Santa Fe Flooring LLC with increased revenues.

Operating expenses

The net change in operating expenses is delineated below:

		(Restated)
	31‐Aug	31‐Aug
	2021	2020	Difference
Operating Expenses
Labor	$3,261,268	$938,117	$2,323,151
Other Operating	2,259,670	556,655	1,703,015
General and administrative	1,733,493	539,498	1,193,994
Depreciation and Amortization	317,483	238,734	78,748
Owner related expenses	‐	‐	‐
Other expenses	256,531	‐	256,531
Bad debt expense	7,206	5,000	2,206
Total Operating Expenses	$7,835,650	$2,278,004	$5,557,645

The increase in operating expenses of approximately $5.6 million was due to the addition of Las Cruces Cabinets LLC and LL Industries Inc. in 2021 plus having a full year of operations from Santa Fe Flooring LLC with increased revenues. General and administrative expenses were higher due to management fees charged.

Other Income (Expense)

The net change in Other Income (Expense) is as follows:

		(Restated)
	31‐Aug	31‐Aug
	2021	2020	Difference
Operating Income (Expenses)
Other income	$(63,130)	$(112,821)	$49,691
Interest expense	(3,757,677)	(277,207)	(3,480,469)
Amortization of debt discounts	(96,811)	(178,501)	81,690
Gain on write‐off of old short-term notes payable and accounts payable	214,963	‐	214,963
Forgiveness of PPP note	981,700	‐	981,700
Expensing of warrants upon issuance of notes, net of quarterly mark to market	(999,150)	‐	(999,150)
Change in derivative liability	198,846	(90,261)	289,107
Total Other Income (Expense)	(3,521,259)	(658,790)	(2,862,468)

Interest expense

For the years ended August 31, 2021 and August 31, 2020, Interest expense was $3,757,677 and $277,207, respectively. The increase was almost entirely due to interest charged to additional paid-in capital on the $600,000 face value notes issued on July 27, 2021 to Trillium partners, LP and J.P. Carey Limited Partners L.P.  The difference between the conversion price and the prevailing market price, $3,000,000 was charged to interest expense. The remaining increase in interest expense was principally due to additional indebtedness taken on to finance the purchase of Las Cruces Cabinets LLC and LL Industries Inc. in 2021. Overall indebtedness increased by approximately $4.5 million.

Gain on write-off of Old short-term notes payable and accounts payable

During the year ended August 31, 2021, liabilities whose term had exceed the Statute of Limitations were written off by the Company.

Forgiveness of PPP note

The Company received a PPP Loan in that was forgiven during the year ended August 31, 2021, but they are applying for forgiveness and believe that all terms of forgiveness have been met and forgiveness will be realized subsequent to year end. They have therefore recognized the gain on extinguishment of debt at August 31, 2021. (See Note 17.

Expensing of warrants upon issuance of notes, net of quarterly mark to market

2,000,000,000 warrants were issued by the Company on the $600,000 face value notes issued on July 27, 2021 to Trillium partners, LP and J.P. Carey Limited Partners L.P.  The notes have a seven year term and were valued at approximately $1.6 million.  $600,000 was applied against the Notes payable as a discount and approximately $1 million was applied to expense.

Change in derivative liability

For the years ended August 31, 2021 and August 31, 2020, change in derivative liability was $198,846 and ($90,261), respectively. The change in the derivative liability was predominately due to a higher stock price in the year ended August 2021. After the exchange of debt for preferred stock and the issuance of all new debt at fixed prices, there will be no derivative liability going forward.

Liquidity and Capital Resources

Net cash used in operating activities for the years ended August 31, 2021 and August 31, 2020 was ($5,195,268) and ($1,619,121) respectively. The decrease in cash flow was principally due to fund working capital for the two new operating subsidiaries plus the existing subsidiary and to pay Management fees.

Net cash used in investing activities for the years ended August 31, 2021 and August 31, 2020 was ($921,692) and ($2,242,586), respectively as follows.

	August 31,	August 31,
	2021	2020	Difference
INVESTING ACTIVITIES
Investment in Property Plant and Equipment	$(787,117)	$(1,863,429)	$1,076,312
Goodwill associated to purchase of subsidiary	(39,669)	(262,500)	222,831
Deferred loan fees	(94,906)	(116,657)	21,751
Net cash (used) in investing activities	$(921,692)	$(2,242,586)	$1,320,894

The increase in Fixed asset purchases of approximately $1.1 million was due to the addition of Las Cruces Cabinets LLC and LL Industries Inc. in 2021 plus having a full year of operations from Santa Fe Flooring LLC.

Net cash provided by financing activities for the years ended August 31, 2021 and August 31, 2020 was $5,417,124 and $3,993,518, respectively.  The increased cash flow of $1,508,963 was due to the following:

	August 31,	August 31,
	2021	2020	Difference
FINANCING ACTIVITIES
Related party loans	$93,878	$ ‐	$93,878
Seller loans, net of repayment	951,250	155,023	796,227
Proceeds from non‐convertible long‐term indebtedness	4,692,255	3,370,995	1,321,261
Equity contributions by Founders	-	467,500	(467,500)
Repayment of debt	(320,259)	‐	(320,259)
Net cash provided by Financing activities	$5,417,124	$3,993,518	$1,508,963

The increase in non-convertible long-term indebtedness was due to additional indebtedness taken on to finance the purchase of Las Cruces Cabinets LLC and LL Industries Inc. in 2021. Overall indebtedness increased by approximately $4.5 million.

As of August 31, 2021, the Company had $1,122,157 in cash to fund its operations.  The Company does not believe its current cash balance will be sufficient to allow the Company to fund its planned operating activities for the next twelve months.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations or substantially curtail some of its planned activities.  These conditions raise substantial doubt as to the Company's ability to continue as a going concern

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the year ended August 31, 2021, the Company has incurred a net loss of $(7,399,617) and used cash in operations of $(5,195,268). For the nine months ended May 31, 2021, the Company has incurred a net loss of $(8,676,334) and used cash in operations of $(2,051,138). It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumption and estimate on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. In the opinion of management, the condensed financial statements included herein contain all adjustments necessary to present fairly the Company’s financial position and the results of its operations and cash flows for the periods presented. Such adjustments are of a normal recurring nature.

Revenue recognition

Effective October 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers, which is effective for public business entities with annual reporting periods beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

Retail sales, recognized at the point of sale, are recorded net of returns and exclude sales tax. Wholesale sales are recorded, net of returns, allowances and discounts, when obligations under the terms of a contract with the purchaser are satisfied. This generally occurs at the time of transfer of control of merchandise. The Company considers several control indicators in its assessment of the timing of the transfer of control, including significant risks and rewards of ownership, physical possession and the Company’s right to receive payment. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring merchandise. Reserves for projected merchandise returns, discounts and allowances are determined based on historical experience and current expectations. The Company applies the guidance using the portfolio approach in ASC 606, Revenue from Contracts with Customers, because this methodology would not differ materially from applying the guidance to the individual contracts within the portfolio. The Company excludes sales and similar taxes collected from customers from the measurement of the transaction price for its retail sales.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management.

Inventories

Inventories consist primarily of finished goods purchased directly from wholesale vendors and manufacturers and are stated at the lower of average cost and net realizable value on a first-in, first-out basis.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided using the straight-line method for financial reporting purposes over an estimated useful life of five to seven years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited to operations in the respective periods.

Long-lived assets

In accordance with Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment, the Company periodically reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Income taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes.” Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the three months in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value Measurements

The Company follows the FASB Fair Value Measurements standard, as they apply to its financial instruments. This standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

Level 1 inputs are quoted market prices available in an active market that the Company has the ability to access at the measurement date. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 3 inputs are pricing inputs that are generally observable inputs and not corroborated by market data. Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The standard establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. Level 1 inputs include quoted market prices for identical assets or liabilities an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data. The standard requires the utilization of the lowest possible level of input to determine fair value and carrying amounts of current liabilities approximate fair value due to their short-term nature. The Company accounts for certain instruments at fair value using level 3 valuation.

Derivative Liabilities

The Company has certain financial instruments that are derivatives or contain embedded derivatives. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40. This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note issuance date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Operating Leases as of August 31, 2021

From March 21, 2014, to July 31, 2019, we leased office space in Chamblee, Georgia.  Initially, the lease was for a term of two years at the monthly rent of $2,400.00. The lease was subsequently extended and expired on July 30, 2017, after which we continued to rent the office space on a month-to-month basis until July 31, 2019.

Since August 1, 2019, the Company rented office space at its Alpharetta, Georgia location at the monthly rate of $1,250.00, initially on a month-to-month basis, until entering a formal lease agreement on December 21, 2020, with an initial term of one year.

Since the acquisition of Third Bench, the Company’s headquarters is located at 175 Main Street, Suite 1410, Salt Lake City, UT 84111.

Other facilities include;

•Santa Fe Flooring, LLC

3711 paseo del Norte NE, Albuquerque, nm 87113

•Las Cruces Cabinets LLC

Showroom: 909 W Amador Ave, Las Cruces, NM 88005

Warehouse: 400 N 17th St., Las Cruces NM 88005

•LL industries Inc.

5355 E Broadway Blvd, Tucson, AZ 85711

•Third Bench Stone

911 W Amador Ave, Las Cruces, NM 88005

•M&K Industries / KMT Resources

2200 Eubank Blvd NE, Albuquerque, NM 87112

On July 19, 2019, upon the acquisition of OGB Millwork by the Company’s subsidiary Santa Fe Flooring, LLC, Santa Fe Flooring entered into an operating lease for an operational facility located in Albuquerque, New Mexico from the seller. The agreement expires September 30, 2024 with a monthly rent of $19,765.

On September 23, 2020, upon the acquisition of Sher-wood Fine Wood Design by the Company’s subsidiary Las Cruces Cabinets entered into a lease for an operational facility located at 911 West Amador, Las Cruces, New Mexico from the seller. The agreement expires in May 31, 2026, with a monthly rent of $4000.

On September 11, 2020, upon the acquisition of Sher-wood Fine Wood Design by the Company’s subsidiary Las Cruces Cabinets entered into a lease for an operational facility located at 400 N 17th St Las Cruces, NM , New Mexico from the seller. The agreement expires in September, 2025, with an initial monthly base rent of $5000.

On March 15, 2021 upon acquisition of Davis Kitchens Tucson by the Company’s subsidiary LL Industries, Inc entered into a Sublease Agreement for a showroom and operational facility located in Tucson, Arizona. The agreement expires on May 31, 2027 with an initial base monthly rent of $15,073 beginning on June 1, 2022. The Company is additionally obligated to pay Common Area Maintenance charges which are variable but are $12,096 per month include property taxes and repair and maintenance costs prorated on a square footage basis and a ‘percentage rent’ beginning July 1, 2022 payable quarterly and calculated at [___]% of Company’s quarterly revenue in excess of $3 million.

Net Loss Per Share

Basic loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution.

Stock-based compensation

The Company measures and recognizes compensation expense for all share-based payment awards made to employees and directors, including employee stock options and compensatory stock warrants, based on estimated fair values equaling either the fair value of the shares issued or the value of consideration received, whichever is more readily determinable. Non-cash consideration pertains to services rendered by consultants and others and has been valued at the fair value of the Company’s common stock at the date of the agreement.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC Topic 505-50, “Equity-Based Payments to Non-Employees.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete.

The Company has not adopted a stock option plan.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes. ASU 2019-12 eliminates certain exceptions related to intra-period tax allocation, simplifies certain elements of accounting for basis differences and deferred tax liabilities during a business combination, and standardizes the classification of franchise taxes. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The adoption of ASU 2019-12 is not expected to have a material impact on the Company’s financial statements.

The Company does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.

Legal Proceedings

The Company is not presently involved in any other legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, in the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of December 21, 2021, the New America Energy Corp. had 158 full-time employees, who were not executive officers of the Company, including 7 who are employees of Third Bench, 55 who are employees of Santa Fe Flooring, 39 who are employees of Las Cruces Cabinets and 32 who are employees of LL Enterprises, and 25 who are employees of M&K Industries.

The directors and executive officers of the Company as of December 21, 2021 are as follows:

Effective October 20, 2021, Jeffrey M. Canouse resigned from his position as the Company’s Chief Executive Officer and Director, and the Board of Directors accepted the appointment of David Fair, as the Company’s new Chief Executive Officer and Director to replace Mr. Canouse on that date.  Mr. Canouse’s resignation was not due to any disagreement with the Company or its Board of Directors.

Effective November 8, 2021, James Turk was appointed Chief Financial Officer of the Company.

David Fair, Current President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, Director of New America Energy Corp.

Mr. David Fair, age 37 is an experienced executive with extensive involvement executing growth and turnaround strategies. He leads Third Bench’s executive management team, identifies suitable synergistic M&A targets, and execute operational strategies. In addition to David’s Operational experience, he has spent over decade is various roles including investment banking, consulting, and strategy.  Prior to founding Third Bench, Mr. Fair was Vice President at Vaughan Capital Advisors, a boutique merchant bank in Los Angeles focused on the entertainment, technology and media sectors. He has also served as a Senior Associate at Auspex Capital and as an Associate at Corner Capital Partners.  Mr. Fair attended the USC Marshall School of Business for his M.B.A and completed a bachelor’s degree from Cal State Channel Islands, where he studied Economics and Psychology. He is part of the 40 under 40 class of 2021 for the Wood Industry.

James Turk, Chief Financial Officer of New America Energy Corp..

Mr. James Turk, age 56, joined the Board of AquaBounty in February 2013. Mr. Turk has served as a partner in the firm Harrison & Turk, P.C. since 1987, having practiced two years before that with other firms. He has previously served as a member of the board of directors for multiple companies and foundations including Intrexon Corporation, the New River Community College Education Foundation, and the Virginia Student Assistance Authorities. He presently holds Board appointments to SunTrust Bank, Synchrony Inc., the Virginia Tech Athletic Foundation, and the Roanoke College President’s Advisory Board. Mr. Turk received a B.A. from Roanoke College and a J.D. from Cumberland School of Law at Sanford University.

Jeffrey M. Canouse, Former, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, Director of New America Energy Corp.

Mr. Jeffrey M. Canouse, age 46, combines over twenty-three years of experience in financial senior management following a thirteen-year career as an Investment Banker. Previously, he had been involved in various companies in the investment industry holding positions including Vice President, Senior Vice President and Managing Director at J. P. Carey Inc., J.P. Carey Securities Inc. and JPC Capital a boutique (the “Carey Company’s”) investment banking firm that assisted in arranging over $2 billion in financing. During his time with the Carey Company’s Mr. Canouse was personally responsible for sourcing new corporate clients, presenting to institutional investors, structuring terms, and working with counsel for timely closings. From July 11, 2011 through the present day, Mr. Canouse has acted as Managing Member of Anvil Financial Management, LLC where he has offered his expertise to companies in need of restructuring, financing, debt settlement and compliance assistance. Mr. Canouse has also previously acted as Chief Executive Officer of two other publicly traded companies, where he oversaw acquisitions and restructuring amongst other duties in those roles.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors of New America Energy Corp. are, at present, not compensated by the Company for their roles as directors. For the present director, only expenses are reimbursed for his duties on the board of directors. The Company may choose to compensate the present director in the future, as well as compensate future directors, in the Company’s discretion.

Executive Compensation

During the years ended August 31, 2021 and August 31, 2020, New America Energy Corp. paid the following annualized salaries to its executive officers:

	2021	2020
Jeffrey M. Canouse, Former CEO	$0.00	$0.00
David Fair, Current CEO	$100,000.00	$0.00
James Turk, Current CFO	$0.00	$0.00

Effective October 20, 2021, Jeffrey M. Canouse resigned from his position as the Company’s Chief Executive Officer and Director, and the Board of Directors accepted the appointment of David Fair, as the Company’s new Chief Executive Officer and Director to replace Mr. Canouse on that date. Mr. Canouse’s resignation was not due to any disagreement with the Company or its Board of Directors.  Effective November 8, 2021, James Turk was appointed Chief Financial Officer of the Company.

Employment Agreements

The Company entered into an Employment Agreement with Mr. Canouse as of June 1, 2016 which provides compensation to Mr. Canouse at the rate of $20,000.00, per month. The June 1, 2016 Employment Agreement with Jeffrey M. Canouse is attached hereto and incorporated herein as Exhibit 1A-6B. Effective October 20, 2021, Mr. Canouse’s Employment Agreement was replaced with a Consulting Agreement, which provides compensation at the rate of $5,000 per month for a term of three months, during which Mr. Canouse provided business consulting services in connection with the Company’s transition to the business model of Third Bench, after which the Consulting Agreement will remain in effect until terminated by either the Company or the Consultant upon thirty (30) days prior written notice to the other.

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of one director. Our director is not “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Florida law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth information regarding beneficial ownership of our Officers and Directors and those holders of 5% or greater of our issued and outstanding shares of Common Stock as of May 31, 2022. As of May 31, 2022, none of the holders of the Company’s Common Stock hold at least 5%. David Fair, our officer and director, holds no shares of Common Stock. None of our Officers or Directors are selling stock in this Offering.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Common Stock. Percentage of beneficial ownership before the offering is based on 12,168,617,932 Shares of Common Stock outstanding as of May 31, 2022 and reflects the change in majority voting control from Jeffrey M. Canouse to David Fair.

Name and Position	Common Shares Beneficially Owned Prior to Offering	Common Shares Beneficially Owned After Offering
Jeffrey M. Canouse(1) Former CEO, CFO, President, Director	0	0
David Fair, Current CEO, President, Director	0	0
James Turk, Current CFO	0	0

Note 1As of May 31, 2022, although our CEO, David Fair owns no common stock in the Company, but maintains voting control by virtue of his ownership of all 51 shares of our Series A Preferred stock, Mr. Fair has the ability to cast 51% of the vote on any matter coming for a vote before our common stockholders, giving Mr. Fair majority voting control of the Company.

The table below shows 5% or greater ownership of Series A, Series B, Series C, and Series D Preferred Shares which have the rights and authorities outlined.

Name of Officer/Director or Control Person	Affiliation with Company (e.g. Officer/Director/Owner of more than 5%)	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding	Note
David Fair	Officer, Director, Owner	51	Series A Preferred	100%	CEO, Director
David Fair	Officer, Director, Owner	204,400	Series B Preferred	40%	CEO, Director
Okane Enterprises, LLC*	Owner	306,600	Series B Preferred	60%	Owner
Machiavelli Ltd, LLC#	Owner	21,851	Series C Preferred	7.08%	Owner
Oscaleta Partners, LLC@	Owner	8,593	Series C Preferred	2.78%	Owner
Livingston Asset Management, LLC@	Owner	13,755	Series C Preferred	4.46%	Owner
Carpathia, LLC#	Owner	12,406	Series C Preferred	4.02%	Owner
JP Carey Enterprises, Inc.#	Owner	107,513	Series C Preferred	34.83%	Owner
Jahoco, LLC&	Owner	29,907	Series C Preferred	9.69%	Owner
Anvil Financial Management, LLC**	Owner	28,373	Series C Preferred	9.19%	Owner
Jeffrey M. Canouse	Former Officer, Director, Owner	114,614	Series C Preferred	37.14%	Owner
Jeffrey M. Canouse	Former Officer, Owner	17,063	Series D Preferred	37.5%	Former Officer, Owner
Trillium Partners, LP@	Owner	28,437	Series D Preferred	62.5%	Owner

*Okane Enterprises, LLC is beneficially owned by Melissa Handley.

#Machiavelli Ltd, LLC, Carpathia, LLC, and JP Carey Enterprises, Inc. are beneficially owned by Joseph Canouse, brother of former officer and director Jefferey M. Canouse

&Jahoco, LLC is beneficially owned by James Canouse, brother of former officer and director Jefferey M. Canouse

@Oscaleta Partners, LLC, Livingston Asset Management, LLC, and Trillium Partners, LP are beneficially controlled by Stephen Hicks.

**Anvil Financial Management, LLC is beneficially owned by former officer and director Jefferey M. Canouse

Characteristics of Series A, Series B, Series C, and Series D Preferred

Series A Preferred

The number of share of Series A Preferred authorized shall be fifty-one (51) shares.

Series A Preferred shares shall not be convertible.

The holders of Series A Preferred shall have no right in respect of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, and shall be subordinate to all other classes of the Company’s capital stock in respect thereto.

Each share of Series A Preferred shall have a stated value equal to $0.001 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares (the “Series A Stated Value”).

All shares of Series A Preferred shall rank senior to the Company’s common stock and any other class or series of capital stock of the Company hereafter created, pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Series A Preferred, and junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series A Preferred.

Each one (1) share of the Series A Preferred shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series A Preferred shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) - (0.019607 x 5,000,000) = 102,036).

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series A Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Articles of Incorporation or bylaws.

The foregoing description of the Series A Preferred does not purport to be complete and is subject to, and qualified in its entirety by the Series A Certificate of Designation.

Series B Preferred

The number of share of Series B Preferred authorized shall be 511,000 shares. The series of preferred stock shall be designated as the Series B 2% Convertible Preferred Stock (the “Series B Preferred Stock”), and the number of shares so designated and authorized shall be Five Hundred Eleven Thousand (511,000). Each share of Series B Preferred Stock shall have a par value of $0.00001 per share and a stated value of $100 per share (the “Stated Value”).

Holders of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall accrue, quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, commencing on the Issuance Date, cumulative dividends on the Series B Preferred Stock at the rate per share (as a percentage of the Stated Value per share) equal to two percent (2%) per annum on the Stated Value., payable in additional shares of Series B Preferred Stock.

So long as any shares of Series B Preferred Stock remain outstanding, neither the Company nor any subsidiary thereof shall, without the consent of the Holders of eighty percent (80%) of the shares of Series B Preferred Stock then outstanding (the “Requisite Holders), redeem, repurchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

Each holder of the Series B Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company's shareholders for a vote, on an as-converted basis, either by written consent or by proxy. So long as any shares of Series B Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Requisite Holders, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its Articles of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders of the Series B Preferred Stock, (d) increase the authorized or designated number of shares of Series B Preferred Stock, (e) apart from shares issued as a dividend pursuant to Section 2 (a), issue any additional shares of Series B Preferred Stock (including the reissuance of any shares of Series B Preferred Stock converted for Common Stock) or (f) enter into any agreement with respect to the foregoing.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary or a Sale (as defined below) (a “Liquidation”), the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, and all other amounts in respect thereof then due and payable prior to any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series B Preferred Stock shall be distributed among the holders of Series B Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion at Option of Holder. Each share of Series B Preferred Stock shall be convertible into Common Stock, (such that all authorized shares of Series B Preferred Stock, if issued and outstanding, would be convertible in the aggregate into 90% of the total issued and outstanding shares of the Company’s Common Stock) (as determined at the earlier of (i) the date of Conversion of the Series B Preferred Stock; and (ii) twelve (12) months following July 15, 2021) (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series B Preferred Stock.

The foregoing description of the Series B Preferred does not purport to be complete and is subject to, and qualified in its entirety by the Series B Certificate of Designation.

Series C Preferred

The number of share of Series C Preferred authorized shall be 390,000 shares.

The series of preferred stock shall be designated as the Series C 2% Convertible Preferred Stock (the “Series C Preferred Stock”), and the number of shares so designated and authorized shall be Three Hundred Ninety Thousand (390,000). Each share of Series C Preferred Stock shall have a par value of $0.00001 per share and a stated value of $100 per share (the “Stated Value”).

Holders of Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall accrue, quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, commencing on the Issuance Date, cumulative dividends on the Series C Preferred Stock at the rate per share (as a percentage of the Stated Value per share) equal to two percent (2%) per annum on the Stated Value, payable in additional shares of Series C Preferred Stock. The party that holds the Series C Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series C Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date.

So long as any shares of Series C Preferred Stock remain outstanding, neither the Company nor any subsidiary thereof shall, without the consent of the Holders of eighty percent (80%) of the shares of Series C Preferred Stock then outstanding (the “Requisite Holders), redeem, repurchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

Subject to the beneficial ownership limitations set forth below, each holder of the Series C Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company's shareholders for a vote, on an as converted basis, either by written consent or by proxy. So long as any shares of Series C Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Requisite Holders, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders of the Series C Preferred Stock, (d) increase the authorized or designated number of shares of Series C Preferred Stock, (e) apart from shares issued as a dividend pursuant to Section 2 (a), issue any additional shares of Series C Preferred Stock (including the reissuance of any shares of Series C Preferred Stock converted for Common Stock) or (f) enter into any agreement with respect to the foregoing.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary or a Sale (as defined below) (a “Liquidation”), the holders of the Series C Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series C Preferred Stock an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, and all other amounts in respect thereof then due and payable prior to any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series C Preferred Stock shall be distributed among the holders of Series C Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion at Option of Holder. Subject to the provisions of Section 5(b), below, each share of Series C Preferred Stock shall be convertible into 16,000 shares of Common Stock (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series C Preferred Stock; provided that, for a period of twenty for (24) months from the Issuance Date, if the Company issues shares of common stock (or securities, including any derivative securities, containing the right to purchase, exercise or convert into shares of common stock) (the “Dilution Shares”) such that the outstanding number of shares of common stock on a fully diluted basis shall be greater than 5,670,596,606 shares (inclusive of conversions of Series C Preferred Stock at the Conversion Ratio immediately above), then the Conversion Ratio for the Series C Preferred Stock then outstanding and unconverted as of the date the Dilution Shares are issued shall be adjusted to equal the Conversion Ratio multiplied by a fraction, the numerator of which shall be the number of shares outstanding on a fully diluted basis after the issuance of the Dilution Shares, and the denominator shall be 5,670,596,606.

The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series C Preferred Stock held by the applicable Holder.

The foregoing description of the Series C Preferred does not purport to be complete and is subject to, and qualified in its entirety by the Series C Certificate of Designation.

Series D Preferred

The number of share of Series B Preferred authorized shall be 100,000 shares.

The series of preferred stock shall be designated as the Series D 3% Convertible Preferred Stock (the “Series D Preferred Stock”), and the number of shares so designated and authorized shall be One Hundred Thousand (100,000). Each share of Series D Preferred Stock shall have a par value of $0.00001 per share and a stated value of $100 per share (the “Stated Value”).

Holders of Series D Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall accrue, quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, commencing on the Issuance Date, cumulative dividends on the Series D Preferred Stock at the rate per share (as a percentage of the Stated Value per share) equal to three percent (3%) per annum on the Stated Value, payable in additional shares of Series D Preferred Stock.

So long as any shares of Series D Preferred Stock remain outstanding, neither the Company nor any subsidiary thereof shall, without the consent of the Holders of eighty percent (80%) of the shares of Series D Preferred Stock then outstanding (the “Requisite Holders), redeem, repurchase or otherwise acquire directly or indirectly any Junior

Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

Subject to the beneficial ownership limitations set forth below, each holder of the Series D Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company's shareholders for a vote, on an as converted basis, either by written consent or by proxy. So long as any shares of Series D Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Requisite Holders, (a) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders of the Series D Preferred Stock, (d) increase the authorized or designated number of shares of Series D Preferred Stock, (e) apart from shares issued as a dividend pursuant to Section 2 (a), issue any additional shares of Series D Preferred Stock (including the reissuance of any shares of Series D Preferred Stock converted for Common Stock) or (f) enter into any agreement with respect to the foregoing.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary or a Sale (as defined below) (a “Liquidation”), the holders of the Series D Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series D Preferred Stock an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, and all other amounts in respect thereof then due and payable prior to any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series D Preferred Stock shall be distributed among the holders of Series D Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion at Option of Holder. Subject to the provisions of Section 5(b), below, each share of Series D Preferred Stock shall be convertible into 10,000 shares of Common Stock (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series D Preferred Stock; provided that, for a period of twenty for (24) months from the Issuance Date, if the Company issues shares of common stock (or securities, including any derivative securities, containing the right to purchase, exercise or convert into shares of common stock) (the “Dilution Shares”) such that the outstanding number of shares of common stock on a fully diluted basis shall be greater than 5,670,596,606 shares (inclusive of conversions of Series D Preferred Stock at the Conversion Ratio immediately above), then the Conversion Ratio for the Series D Preferred Stock then outstanding and unconverted as of the date the Dilution Shares are issued shall be adjusted to equal the Conversion Ratio multiplied by a fraction, the numerator of which shall be the number of shares outstanding on a fully diluted basis after the issuance of the Dilution Shares, and the denominator shall be 5,670,596,606.

The foregoing description of the Series D Preferred does not purport to be complete and is subject to, and qualified in its entirety by the Series D Certificate of Designation.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

Since it is anticipated that at least for the next 12 months the majority of the Company’s voting power will be held by Management through the 51 shares of Series A Preferred Stock, currently owned by our CEO and Director, David Fair, which allows Mr. Fair to cast 51% of the vote on all matters coming for a vote before our shareholders, the holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

The minimum subscription that will be accepted from an investor is $200.00 for the purchase of 1,000,000 Shares (the ‘Minimum Subscription’).

A subscription for 2600.00 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, pre-emptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Empire Stock Transfer to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, Utah, on September 16, 2022.

New America Energy Corp.

By:	/s/ David Fair
Chief Executive Officer and Director
New America Energy Corp.
September 16, 2022

By:	/s/ Jeffrey M. Canouse
Chief Financial Officer
New America Energy Corp.
September 16, 2022

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ David Fair
Chief Executive Officer
New America Energy Corp.
September 16, 2022

By:	/s/ Jeffrey M. Canouse
Chief Financial Officer
New America Energy Corp.
September 16, 2022

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ David Fair
Chief Executive Officer and Director
New America Energy Corp.
September 16, 2022

By:	/s/ Jeffrey M. Canouse
Chief Financial Officer
New America Energy Corp.
September 16, 2022

NEW AMERICA ENERGY CORP.

Index to Consolidated Financial Statements

(Unaudited)

NEW AMERICA ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	May 31, 2022	August 31, 2021

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$293,171	$1,122,157
Accounts receivable	2,212,548	1,733,034
Inventory	3,648,923	1,780,273
Prepaid expenses and other current assets	454,622	79,795
Deferred financing asset	457,257	301,974
Total Current Assets	7,488,983	5,017,234

NON-CURRENT ASSETS
Goodwill	7,578,285	7,578,285
Fixed assets-net	1,556,136	2,098,929
Other assets	268,532	155,425
Total non-current assets	9,402,952	9,832,639

Total Assets	$16,891,935	$14,849,873

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,059,838	$1,036,116
Short-term advances	86,845	23,400
Short-term advances-related parties	231,573	29,000
Accrued expenses	1,232,429	660,019
Other current liabilities	431,830	9,157
Customer deposits	1,969,020	88,846
Convertible notes- net of discount of $1.2 and $.6 million, respectively	70,000	-
Due to related party	231,730	9,157
Line of credit	330,656	177,714
Put premium on stock settled debt	30,000	-
Accrued interest	38,921	2,302
Total Current Liabilities	6,481,272	2,026,554

Long-term Indebtedness	8,854,757	7,937,041
Total Liabilities	15,336,028	9,963,595

Commitments and Contingencies (Note 15)

STOCKHOLDERS' DEFICIT
Preferred stock
Series A - 51 shares outstanding at May 31, 2022 and August 31, 2021	-	-
Series B - 511,000 shares outstanding at May 31, 2022 and August 31, 2021	5	5
Series C - 243,614 and 390,000 shares outstanding at May 31, 2022 and August 31, 2021,respectively	2	4
Series D - 45,500 shares outstanding at May 31, 2022 and August 31, 2021	1	1
Common stock, par value $0.00001, 12,168,617,932 and 7,938,541,946 outstanding at May 31, 2022 and August 31, 2021, respectively	121,686	79,385
Preferred dividends issued in common stock	(1,379,657)	(191,736)
Additional paid in capital	25,600,624	19,109,039
Accumulated deficit	(22,786,754)	(14,110,420
Total Stockholders’ Equity	1,555,908	4,886,277

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$16,891,935	$14,849,873

The accompanying notes are an integral part of these consolidated financial statements.

NEW AMERICA ENERGY, CORP.

CONSOLIDATED STATEMENT OF OPERATIONS

Three months ended May 31, 2022 and 2021

(Unaudited)

		(Restated)
	May 31,	May 31,
	2022	2021
Revenues
Net Sales	$4,358,604	$4,697,337
Cost of goods sold	(2,711,215)	(3,462,045)
Gross Profit	1,647,388	1,235,292

Operating Expenses
Labor	856,635	1,176,740
Other Operating	193,467	678,882
General and administrative	1,207,443	618,844
Depreciation and Amortization	104,624	88,595
Bad debt expense	-	7,206
Total Operating Expenses	2,362,169	2,570,267
Net operating profit (loss)	(714,781)	(1,334,975)

Other Income (Expense)
Other income	14,355	(121,964)
Interest expense	(166,792)	(173,247)
Amortization of debt discounts	(50,411)	(35,158)
Gain on write-off of old short-term notes payable and accounts payable	-	214,963
Reconciliation of net assets in purchase of subsidiaries ( See Note18)	(3,346,619)
Forgiveness of PPP note	-	-
Expensing of warrants upon issuance of notes, net of quarterly mark to market	800,121	-
Change in derivative liability	-	1,370,989
Total Other Income (Expense)	(2,749,346)	1,255,584

Net loss before income taxes	(3,464,126)	(79,391)

Provision for Income Taxes	-	-
Net loss	$(3,464,126)	$(79,391)

Weighted average shares outstanding	11,880,574,454	5,327,535,245

Net loss per share	$(0.00)	$(0.00)

The accompanying notes are an integral part of these consolidated financial statements.

NEW AMERICA ENERGY, CORP.

CONSOLIDATED STATEMENT OF OPERATIONS

Nine months ended May 31, 2022 and 2021

(Unaudited)

		(Restated)
	May 31,	May 31,
	2022	2021
Revenues
Net Sales	$14,825,570	$10,610,868
Cost of goods sold	(9,527,860)	(7,908,392)
Gross Profit	5,297,710	2,702,477

Operating Expenses
Labor	2,767,099	2,010,816
Other Operating	371,703	1,475,447
General and administrative	3,034,941	1,158,920
Depreciation and Amortization	384,323	228,887
Bad debt expense	-	7,206
Total Operating Expenses	6,558,066	4,881,277
Net operating profit (loss)	(1,260,355)	(2,178,800)

Other Income (Expense)
Other income	43,195	(264,508)
Interest expense	(4,795,891)	(370,056)
Amortization of debt discounts	(142,192)	(87,222)
Gain on write-off of old short-term notes payable and accounts payable	-	214,963
ERC note	179,773
Reconciliation of net assets in purchase of subsidiaries ( See Note18)	(3,346,619)
Forgiveness of PPP note	869,900	-
Expensing of warrants upon issuance of notes, net of quarterly mark to market	(198,398)	-
Change in derivative liability	-	198,846
Total Other Income (Expense)	(7,390,233)	(307,976)

Net loss before income taxes	(8,650,588)	(2,486,776)

Provision for Income Taxes	-	-
Net loss	$(8,650,588)	$(2,486,776)

Weighted average shares outstanding	10,123,379,058	5,027,872,153

Net loss per share	$(0.00)	$(0.00)

The accompanying notes are an integral part of these consolidated financial statements.

NEW AMERICA ENERGY CORP.

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

Period from August 31, 2021 to May 31, 2022

(Unaudited)

	Series A Preferred stock		Series B Preferred stock		Series C Preferred stock		Series D Preferred stock		Preferred Dividends Issued	Common stock		Additional Paid-In Capital	Accumulated deficit
	Shares	$	Shares	$	Shares	$	Shares	$	$	Shares	$	$	$	Total

Balance at August 31, 2021	51	-	511,000	5	390,000	4	45,500	1	(191,736)	7,938,541,946	79,385	19,109,039	(14,110,420)	4,886,277

Redemption of Series C Preferred stock for cash	-	-	-	-	(81,360)	(1)	-	-	-	-	-	(399,998)	-	(399,999)

Conversion of Series C Preferred stock for common stock	-	-	-	-	(65,026)	(1)	-	-	(643,632)	1,411,292,171	14,113	629,519	-	(1)

Interest expense incurred upon issuance of debt with a fixed conversion price	-	-	-	-	-	-	-	-	-	-	-	4,200,000	-	4,200,000

Return of capital to Management of Third Bench Holdings, LLC	-	-	-	-	-	-	-	-	-	-	-	(8,255)		(8,255)

Net investment at subsidiary level eliminated at subsidiary level	-	-	-	-	-	-	-	-		-	-	(30,041)		(30,041)

Fair value of warrant issued, adjusted for mark to market	-	-	-	-	-	-	-	-	-	-	-	798,398		798,398
													-
Preferred Dividends paid	-	-	-	-	-	-	-		(544,289)	347,058,815	3,471	540,818	-	-

Shares Issued under Regulation A Financing	-	-	-	-	-	-	-	-	-	2,471,725,000	24,717	761,145	-	785,863

Net loss, nine months ended May 31, 2022	-	-	-	-	-	-	-	-	-	-	-	-	(8,676,334)	(8,676,334)

Balance at May 31, 2022	51	-	511,000	5	243,614	2	45,500	1	(1,379,657)	12,168,617,932	121,686	25,600,624	(22,786,754)	1,555,908

The accompanying notes are an integral part of these consolidated financial statements.

NEW AMERICA ENERGY CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine months ended May 31, 2022 and 2021

(Unaudited)

	May 31, 2022	(Restated) May 31, 2021
OPERATING ACTIVITIES
Net (loss)	$(8,676,334)	$(2,486,776)
Adjustments to reconcile net (loss) to cash used in operations:		-
Depreciation Expense	384,323	228,887
Interest expense- Amortization of debt discount	-	87,222
Interest expense- Amortization of deferred financing costs	142,192	178,309
Change in fair value of derivative liability	-	(198,846)
Original issue discount expensed	-	23,100
Bad debt expense		7,206
Forgiveness of Paycheck protection Program loan	(869,900)	-
Earnings Retention credits	(179,773)	-
Gain on write-off of old short-term notes payable and accounts payable	-	(214,963)
Interest expense charged to Additional Paid-In Capital for convertible debt	4,200,000	-
Reconciliation of subsidiary accounts	3,346,619
Expensing of warrants upon issuance of notes, net of quarterly mark to market	198,398	-
Issuance of non-cash fee and consulting notes	25,000	-
Notes issued for services	7,500	10,000
Put premium on stock settled debt	30,000	-
Changes in operating assets and liabilities:
Accounts receivable	(1,894,248)	(838,466)
Inventory	(1,868,650)	(1,582,358)
Prepaids and other current assets	(454,622)	10,545
Other Assets	(398,061)	34,885
Accounts payable	1,023,722	507,623
Accrued liabilities	1,833,606	309,911
Customer deposits	811,702	(44,160)
Short term notes payable	70,000	(22,917)
Line of Credits/Credit Cards	152,942	299,302
Accrued compensation-officer	-	180,000
Short-term advances	63,445	-
Related party payable	(9,000)	-
Note issued for services	10,000	-
Accrued interest	-	45,456
Accrued interest- related party	-	5,040
Net Cash (Used) from Operating Activities	(2,051,138)	(3,461,000)

INVESTING ACTIVITIES
Investment in Property Plant and equipment	(441,961)	(916,733)
Investment in subsidiary	(262,965)	-
Deferred Loan Fees	-	(95,782)
Net cash (used) in Investing activities	(704,926)	(1,012,515)

FINANCING ACTIVITIES
Issuance of common stock pursuant to Regulation A	911,886	114,000
Seller loans, net of repayment	101,533	974,235
Proceeds from non-convertible long-term indebtedness - net of repayments	661,160	4,577,127
Proceeds from convertible notes payable	492,500	92,400
Equity contributions by Founders	185,000	-
Retirement of Preferred stock	(400,000)	-
Deferred loan fees	(25,000)	-
Net cash provided by Financing activities	1,927,078	5,757,762

Net increase in Cash and Cash Equivalents	(828,985)	1,284,247
Cash and Equivalents, Beginning of period	1,122,157	232,955
Cash and Equivalents, End of period	$293,171	$1,517,202
		-
Cash paid during the period for:
Interest	$-	$-
Taxes	$-	$-

Cash issued for retirement of preferred stock	$400,000	$-
Debt incurred on purchase of subsidiary	$150,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

NEW AMERICA ENERGY CORP.

NOTES TO FINANCIAL STATEMENTS

May 31, 2022

NOTE 1 - BASIS OF PRESENTATION AND ORGANIZATION

The accompanying consolidated financial statements include the accounts of New America Energy Corp. and its subsidiaries (together with its subsidiaries, "NECA" or the "Company" and also referred to as "we," "us," and "our"), all of which are wholly-owned. All significant intercompany balances and transactions have been eliminated in consolidation. The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") and with the instructions to Form 10-K, Regulation S-X, and Regulation S-K. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company was incorporated in Nevada on May 8, 2006. The Company has two wholly owned subsidiaries: a) Third Bench Holdings LLC (“TBH”) and b) Title King LLC (“TK”). TBH is a holding company of three subsidiary companies that provide operational millwork as well as providers of cabinetry, kitchen and bath areas. TBH provides its products and services through its architectural millwork from California to Texas. At May 31, 2022, the TBH had four subsidiaries as follows:

•Las Cruces Cabinets, LLC doing business as Sher-wood Cabinets

•LL Industries, Inc. doing business as Davis Kitchens of Tucson

•Santa Fe Flooring LLC doing business as OGB Architectural Millwork

•M&K Industries LTD doing business as Davis Kitchens of Albuquerque

Additionally, the Company split off the countertop operations of Santa Fe Flooring LLC and created a separate entity called Third Bench Stone, LLC.

TK operates in the alternative financial services industry, providing automobile title loans to consumers who own their vehicle free and clear and need convenient and simple access to funds. Currently TK is non-operating at this time.

These consolidated financial statements were prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the Company obtaining necessary equity and debt financing until it can generate sustainable revenue. There is no guarantee the Company will be able to raise adequate equity or debt financing or generate profitable operations. For the nine months ended May 31, 2022 and May 31, 2021, the Company incurred net losses of $(8,676,334) and $(2,486,776), respectively, and had negative cash flows from operations of $(2,051,138) and $(3,461,000), respectively. Cash flows were negative mostly due to investments in working capital at our operating subsidiaries. Management intends to raise additional funds through equity or debt financing and to generate cash from the sale of the Company’s services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company’s consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending of August 31.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, TBH and TK, and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Restatements

All financial data for the quarter and nine months ended May 31, 2021 has been restated as if the acquisition of TBH had been outstanding throughout the entire period. The reason for this is that TBH has been deemed the surviving entity due to a change in control of majority ownership.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

Loans receivable are reported at their outstanding principal balances. The Company grants credit to customers under credit terms that it believes are customary in the industry and requires collateral to support customer loan balances. Normal loan terms vary from 30-180 days. Collateral is repossessed for delinquent loans. The Company reviews its receivables quarterly and establishes a reserve when appropriate.

Long-lived Assets

Our long-lived assets include equipment and improvements, intangible assets, right-of-use assets, and goodwill. The Company continues to review its long-lived assets for possible impairment or loss of value at least annually or more frequently upon the occurrence of an event or when circumstances indicate that a reporting unit’s carrying amount is greater than its fair value.

Equipment and improvements are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful asset lives (3 to 10 years) and the shorter of the initial lease term or estimated useful life for leasehold improvements. Intangible assets (other than goodwill) are originally recorded at fair value and are amortized on a straight-line basis over their estimated useful lives of 10 years. Maintenance and repair costs are expensed as incurred.

Right-of-use assets are measured at the present value of future minimum lease payments, including all probable renewals, plus lease payments made to the lessor before or at lease commencement and indirect costs paid, less incentives received. Our right-of-use assets include long-term leases for facilities and equipment and are amortized over their respective lease terms.

Debt Discount and Debt Issuance Costs

Debt discounts and debt issuance costs incurred in connection with the issuance of debt are capitalized and amortized to interest expense based on the related debt agreements using the straight-line method. Unamortized discounts are disclosed on the face of the financial statements and are netted against convertible notes.

Fair Value of Financial Instruments

During the current fiscal year, the Company decided to adopt ASC 480 - “Distinguishing Liabilities from Equity” when they enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note date with a charge to interest expense.

Previously, The Company applied the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

•Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company uses Level 2 inputs for its valuation methodology for derivative liabilities as their fair values were determined by using the Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes-Merton option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Revenue Recognition

The Company recognizes revenue from interest income on consumer loans as the interest is earned. The Company’s revenue recognition policies comply with FASB ASC Topic 605. Revenue is recorded when earned, which is generally over the period services are provided and no contingencies exist.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Basic and Diluted Earnings (Loss) Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no potentially dilutive securities outstanding during the nine months ended May 31, 2022 and May 31, 2021 due to the Company incurring a net loss.

Paycheck Protection Program Loan

The Company’s policy is to account for forgivable loans received through the Small Business Administration (SBA) under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) Paycheck Protection Program (PPP) as a contingent liability in accordance with Accounting Standards Codification (ASC) 450-30, Contingencies, and other related accounting pronouncements. The forgiveness of debt, in whole or in part, is recognized once the forgiveness is realized or realizable, which occurs when the Company believes all uncertainties regarding the final forgiveness of the loan are resolved. Any portion of debt forgiven, adjusted for accrued interest forgiven and unamortized debt issuance costs, is recorded as a gain on extinguishment of debt, and presented in the other income section of the statement of income. The Company received a PPP Loan in  that was forgiven during the nine months ended May 31, 2022, but they are applying for forgiveness and believe that all terms of forgiveness have been met and forgiveness will be realized subsequent to year end. They have therefore recognized the gain on extinguishment of debt.

Presentation of Gross Receipts Tax

The State of New Mexico imposes gross receipts tax (GRT) to all non-exempt customers. The majority of the Company's customers are exempt from GRT under resale or out-of-state exemptions. When an event arises which requires the Company to collect the tax from the customer, the entire tax amounts are remitted to the state's taxation authority. The Company's policy is to exclude the tax collected for the state from revenue and cost of sales.

Leases

In February 2016, the FASB updated the accounting guidance related to leases. The most significant change in the updated accounting guidance requires lessees to recognize lease assets and liabilities on the balance sheet for all operating leases with the exception of short-term leases. The standard also expands the disclosures regarding the amount, timing, and uncertainty of cash flows arising from leases. For a lessee, the recognition, measurement, and presentation of expenses and cash flows arising from a lease did not significantly change from previous guidance. We adopted the updated guidance on December 1, 2020 on a prospective basis and as a result, prior period amounts were not adjusted to reflect the impacts of the updated guidance.

Segment Information

In accordance with the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, the Company is required to report financial and descriptive information about its reportable operating segments. The Company at one time had two operating segments, Home Furnishings and car loans. The car loan portion of the business is now dormant, and therefore, there is no more segment reporting.

Recent Accounting Pronouncements

Recent Accounting Pronouncements In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the

Company for annual and interim reporting periods beginning January 1, 2020. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements and related disclosures. In December 2019, the FASB issued authoritative guidance intended to simplify the accounting for income taxes (ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”). This guidance eliminates certain exceptions to the general approach to the income tax accounting model and adds new guidance to reduce the complexity in accounting for income taxes. This guidance is effective for fiscal years beginning after December 15, 2020, including interim periods within those annual periods. The Company is currently evaluating the potential impact of this guidance on its consolidated financial statements. In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivative and Hedging (Topic 815), which clarifies the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. The guidance clarifies how to account for the transition into and out of the equity method of accounting when considering observable transactions under the measurement alternative. The ASU is effective for annual reporting periods beginning after December 15, 2020, including interim reporting periods within those annual periods, with early adoption permitted. The Company is currently evaluating the impact of the new guidance on our consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity's own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods after December 15, 2021 and interim periods within those annual periods and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on our consolidated financial statements. Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

In April 2020, the FASB issued a Staff Q&A, Topic 842 and 840: Accounting For Lease Concessions Related to the Effects of the COVID-19 Pandemic in order to provide clarity regarding the accounting treatment for lease concessions provided as a result of COVID-19. Under existing lease guidance, changes to certain lease terms not specified in the original lease agreement require modification accounting treatment. To provide relief, the FASB Staff Q&A permits alternatives to modification accounting under Topic 842. For concessions related to the effects of the COVID-19 pandemic that do not result in a substantial increase in the rights of the lessor or our obligations as the lessee, we are not required to analyze each contract to determine whether enforceable rights and obligations for concessions exist in the lease agreement and can elect to apply or not apply the lease modification guidance in Topic 842. In fiscal year 2020 and 2021, no financial concessions had been taken by the Company or any of its subsidiaries.

In August 2020, the FASB issued ASU 2020-06, which amends the measurement and disclosure of convertible instruments, contracts in an entity's own equity, and EPS guidance. The guidance can be adopted using a modified retrospective method or a fully retrospective method. The amendments are effective for fiscal years beginning after December 15, 2021 for public entities, excluding those that are smaller reporting companies. For all other entities the amendments are effective for fiscal years beginning after December 15, 2023. The Company does not expect the update to have a material impact on its consolidated financial statements and related disclosures.

In June, 2020 the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606). Topic 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The Company adopted Topic 606 in September 2019, and recognizes revenue when control of goods and services is transferred to customers. The Company recognizes revenue in accordance with ASC Topic 606. The Company recognizes revenue upon transfer of control of goods to customers.

In November, 2021, the Financial Accounting Standards Board (FASB) issued ASU 2021-10 Government Assistance (Topic 832) Disclosures by Business Entities about Government Assistance is effective for fiscal periods after December 15, 2021, for both public and private companies. The Company has not yet adopted this standard and has disclosed its financial assistance received in the form of Payroll Protection Program (PPP) and SBA Economic Injury Disaster (EIDL) Loans in accordance with Accounting Standards Codification (ASC) 470, Debt until the point of forgiveness and then as a government grant by analogy to International Accounting Standard (IAS) 20, Accounting for Government Grants and Disclosure of Government Assistance.

NOTE 3- ACQUISITION OF TBH

TBH acquired the following subsidiaries on the following dates:

•Santa Fe Flooring LLC doing business as OGB Architectural Millwork- September 26, 2019

•Las Cruces Cabinets, LLC doing business as Sher-wood Cabinets-September 18, 2020

•LL Industries, Inc. doing business as Davis Kitchens of Tucson - March 12, 2021

•M&K Industries, LLC doing business as Davis Kitchens of Albuquerque - October 1 2021

On July 12, 2021, the Company acquired TBH for the issuance of 511,000 shares of Series B Preferred stock. At the same time the Company reached agreements with its prior secured creditors and former Chief Executive officer 390,000 shares of Series C Preferred stock and 100,000 shares of Series D Preferred stock. With the issuances of these securities, the Company eliminated almost $2,000,000 of liabilities in the form of convertible debt, accrued interest and accrued officer compensation. Please refer to the Stockholders Equity footnote, Note 16, below for more detail.

NOTE 4 - CASH AND CASH EQUIVALENTS

Cash and cash equivalents represent deposits at local banking institutions, petty cash and any risk-free assets held. As of May 31, 2022 and August 31, 2021, the balances were as follows:

	May 31, 2022	August 31, 2021
TBH	$291,143	$871,754
TK	2,028	250,403
Total	$293,171	$1,122,157

NOTE 5 - ACCOUNTS RECEIVABLE

Accounts receivable, including loan receivables, are predominately at the three operating subsidiaries of TBH. The Company grants unsecured credit to customers after performing credit checks through various reporting agencies. The risk of loss on the accounts receivable is the balance due at the time of default. Management reviews accounts receivable monthly and determines when receivables are past due or delinquent based on contractual terms and past experience of the customer base. The Company considers all receivables over 45 days to be past due. Management of the Company has not provided an allowance for doubtful accounts receivable at May 31, 2022 and August 31, 2021. Generally, the Company requires deposits against orders of up to 100% of the order value. Management considers all receivables collectable and are reflected at net realizable value. As of May 31, 2022 and August 31, 2021, the balances were as follows:

	May 31, 2022	August 31, 2021
TBH	$2,212,548	$1,733,034
TK	-	-
Total	$2,212,548	$1,733,034

The increase in accounts receivable was principally due to increase at our Davis Kitchens -Tucson subsidiary and the purchase of Davis Kitchens Albuquerque.

NOTE 6 - INVENTORY

Inventory is valued using the first-in, first-out periodic ("FIFO") method and is stated at historical cost. Costs included in finished goods are composed primarily of materials, labor, and allocations of factory overhead. Raw materials are valued at historical cost. As of May 31, 2022 and August 31, 2021, the balances were as follows:

	May 31, 2022	August 31, 2021
TBH	$3,648,923	$1,780,273
TK	-	-
Total	$3,648,923	$1,780,273

The increase in accounts receivable was principally due to increase at our Davis Kitchens -Tucson subsidiary and the purchase of Davis Kitchens Albuquerque.

Inventory consists of the following at May 31, 2022 and August 31, 2021:

	May 31, 2022	August 31, 2021
Raw Materials	$192,315	$269,584
Work in progress	697,724	191,537
Finished products	2,758,884	1,319,152
Total	$3,648,923	$1,780,273

NOTE 7 - GOODWILL

Third Bench Holdings LLC

On July 12, 2021, On September 25, 2017, the Company entered into a Securities Exchange Agreement through which the Company purchased 100% of the outstanding common stock of TBH, in exchange for the issuance of the following:

•511,000 shares of Series B Preferred stock- issued to the owners of TBH

•390,000 shares of Series C Preferred stock- issued to the existing creditors of the Company

•100,000 shares of Series D Preferred stock- issued for brokering the transaction.

The Series B preferred stock is convertible into 90% of the ownership of TBH, resulting in a change of control. However, according to Generally Accepted Accounting Principles, Goodwill, the value of the consideration paid over the net assets purchased, must still be recorded.  The calculation was determined as follows:

Total market capitalization of its stock price on the date of acquisition	$13,609,432
Net assets of operating subsidiaries of TBH acquired	5,683,002
Goodwill recorded	$7,578,285

Goodwill will be evaluated for impairment every quarter. At May 31, 2022, such an assessment was made and there was no goodwill impaired.

NOTE 8 - FIXED ASSETS-NET

Inventory consists of the following at May 31, 2022 and August 31, 2021:

	May 31, 2022	August 31, 2021
Equipment	$2,400,247	$1,822,166
Vehicles and Trailers	467,540	489,113
Leasehold Improvements	159,266	339,266
Capitalized leased assets	31,967	-
Furniture & Fixtures	38,086	4,600
Fixed assets gross	3,097,106	2,655,145
Accumulated Depreciation	(1,540,971)	(556,217)
Net Fixed Assets	$1,556,136	$2,098,929

NOTE 9 - ACCOUNTS PAYABLE

Accounts payable reside at the three operating subsidiaries of TBH. Payables are for expenses and costs such as salaries and inventory.

As of May 31, 2022 and August 31, 2021, the balances were as follows:

	May 31, 2022	August 31, 2021
TBH	$2,050,838	$1,036,116
TK	9,000	-
Total	$2,059,838	$1,036,116

NOTE 10 - LINE OF CREDIT

The Company has a revolving line of credit with maximum borrowing limit of $200,000, including variable interest of 2% over the monthly LIBOR rate. The line matures on February 5, 2023. The outstanding balances as of May 31, 2022 and August 31, 2021 were $447,086 and $177,714, respectively. The Company was in compliance with all loan covenants as of May 31, 2022 and August 31, 2021.

NOTE 11 - CONVERTIBLE NOTES

As of May 31, 2022 and August 31, 2021, the balances were as follows:

Date Issued	Creditor	May 31, 2022	August 31, 2021
		($)	($)
7-21-21	Trillium Partners, LP	300,000	300,000
7-21-21	J.P. Carey Limited Partners, Inc	300,000	300,000
9-27-21	Trillium Partners, LP	300,000	-
9-27-21	J.P. Carey Limited partners, Inc.	300,000	-
3-1-22	Frondeur Partners, LLC	50,000	-
4-1-22	Frondeur Partners, LLC	10,000	-
5-1-22	Frondeur Partners, LLC	10,000	-

Total convertible notes, gross	$1,270,000	$600,000
Less; discount	(1,200,000)	(600,000)
Total convertible notes, net	$70,000	$-

See Item 3B, Issuance History, for conversion features on these obligations.

NOTE 12 - INTEREST EXPENSE

For the nine months ended May 31, 2022 and May 31, 2021, interest expense was as follows:

	May 31, 2022	May 31, 2021
Conversion price below prevailing price*	$4,200,000	$-
Accrued interest on debt	595,891	370,056
Total	$4,795,891	$370,056

*- Per Note 11- Convertible Notes (See above), the Company issued $600,000 worth of convertible notes during the quarter ended May 31, 2022. These notes are convertible at a price of $.0001. On September 27, 2021, the date of issuance, the stock price of the Company was $.0008. The difference between those two prices, $.0007 was then applied against the number of shares upon conversion, 2,000,000,000. This resulted in a charge to interest expense and an offset to Additional Paid-In capital.

NOTE 13 - WARRANTS

In connection with the convertible notes referenced in the convertible notes footnote above, the Company has issued 2,000,000,000 warrants each to Trillium Partners LP and JPC Investors, Inc. 2,000,000,000 of the warrants have an exercise price of $.0003, and 2,000,000,000 of the warrants have an exercise price of $.0001

The warrants with a fixed exercise price of $.0003 expire on July 21, 2028. The aggregate fair value of the warrants, totaled $399,140  based on the Black Scholes Merton pricing model marked to market at May 31, 2022. In puts in the calculation were as follows: a) exercise price of  $0.0003; b) risk-free rate of 2%; c) volatility of 250% and expected life of the warrants of 6.15 years.

The warrants with a fixed exercise price of $.0001 expire on September 27, 2028. The aggregate fair value of the warrants, totaled $399,258  based on the Black Scholes Merton pricing model marked to market at November  30, 2021. In puts in the calculation were as follows: a) exercise price of  $0.0001; b) risk-free rate of 2%; c) volatility of 250% and expected life of the warrants of 6.33 years.

Range of Exercise Prices	Number Outstanding 11/30/2020	Remaining Contractual Life	Warrant value

$.0003	2,000,000,000	6.15 years	$399,140
$.0001	2,000,000,000	6.33 years	399,258
			$798,398

During the nine months ended May 31, 2022, the Company incurred an approximate $0.8 million charge to net income predominately due to the issuance of the new warrants.

NOTE 14 - LONG TERM INDEBTEDNESS

Long-term indebtedness consists of the following as of November 30, 2021 and August 31, 2021:

	November 30, 2021	August 31, 2021
Note 1	$1,630,091	$1,737,479
Note 2	155,023	155,023
Note 3	-	-
Note 4	150,000	150,000
Note 5	515,681	-
Note 6	2,000,000	1,880,250
Note 7	1,975.000	1,412,000
Note 8	-	869,900
Note 9	880,042	605,867
Note 10	44,848	951,802
Note 11	36,704	66,511
Note 12	17,158	41,060
Note 13	14,284	21,042
Note 14	25,832	22,618
Note 15	36,749	23,489
Note 16	152,483	-
Note 17	284,107	-
Note 18	434,408	-
Note 19	150,000	-
Note 20	202,244	-
Total	$8,854,757	$7,937,041

1)On September 26, 2019 the Company entered into an SBA guaranteed note agreement with a finance company, maturing September 26, 2029 in the original amount of $1,995,000 at a variable  annual interest rate of WSJ Prime + 2.75% with monthly payments of $22,571 per month. Secured by Accounts Receivable and Fixed Assets of Santa Fe Flooring LLC.

2)On September 26, 2019 the Company entered into a Promissory Note with the Seller of OGB Millworks maturing September 30, 2022 at a fixed annual interest rate of 8.0% with monthly installments of $8,226. Secured by the transferred asset within the Sale Agreement.

3)On February 5, 2020 the Company entered into a Factoring Merchant Agreement with a finance company whereby $609,140 of Accounts Receivable were sold at a discounted rate of 25% repayable upon collection of the sold receivables.

4)On May 21, 2020 the Company entered into an Economic Injury Disaster Loan (EIDL) with the US Small Business Administration maturing May 21, 2050 in the original amount of $150,000 at a fixed annual interest rate of 3.75% with the first payment due May 21, 2022 with anticipated monthly payments of approximately $5,700 per month.

5)On October 11, 2020 the Company entered into an unsecured Promissory Note with the seller of Sher-Wood Fine Wood Design maturing September 11, 2025 in the original amount of $710,000 at an annual interest rate of $6% with monthly payments of $13,726.

6)On December 3,2020 the Company entered into a note agreement with a finance company, maturing December 3, 2023 in the original amount of $2,000,000 at a fixed annual interest rate of 15% with monthly payments of $25,000 interest only. The loan principal is due upon the maturity of the loan. The loan term provided for bi-weekly draws of $500,000 to the maximum of $2,000,000 with the initial draw of $550,000 taken on December 31 2020 and the remainder in the first quarter of 2021. The loan provides for a loan bonus earned at maturity or change in ownership control in the amount of $400,000. Secured by Accounts Receivable and Fixed Assets of Santa Fe Flooring LLC. Secured by a Senior Subordination Agreement covering all accounts, inventory, equipment, intangibles and investment property of Third Bench Holdings LLC.

7)On April 30, 2021 the Company entered into a Mezzanine loan agreement with a finance company, maturing April 30, 2024 in the original amount of $1,500,000 at a fixed annual interest rate of 15% with monthly interest only payments of $18,750 per month. The loan provides for a loan bonus earned at maturity or change in ownership control in the amount of $300,000. Secured by a Senior Subordination Agreement covering all accounts, inventory, equipment, intangibles and investment property of Third Bench Holdings LLC

8)On February 20, 2021 the Company entered into a Payroll Protection Program loan with the US Small Business Administration maturing February 20, 2051 in the original amount of $869,900 at a fixed annual interest rate of 1.0% this loan was forgiven by the SBA in August, 2021. This loan is anticipated to be forgiven in 2022.

9)On March 9, 2021 the Company entered into a Promissory Note with the sellers of Davis Kitchens – Tucson maturing March 9, 2031 in the original amount of $965,023 at an interest rate of 3% with monthly payments of $9,484. Secured by AR and Fixed Assets.

On September 23, 2020 as part of the acquisition of Sher-Wood Fine Wood Design the Company assumed the following notes of the Company:

10)Company assumed an auto loan with a bank maturing January 17, 2024 in the original amount of $100,000 at a rate of 6% with monthly payments of principal and interest of $2,341. Secured by a Company owned service trucks

11)Company assumed an auto loan with a bank maturing September 17, 2024 in the original amount of $47,668 at a rate of 6% with monthly payments of principal and interest of $1,189. Secured by Company owned vehicle

12)Company assumed an auto loan with an Auto loan with a bank maturing December 24, 2024 in the original amount of $23,605 at a rate of 12.5% with monthly payments of principal and interest of $633. Secured by Company owned vehicle

13)Company assumed an autoX (Equipment)  loan with a bank maturing December 1, 2023 in the original amount of $45,371 at a rate of 10.6% with monthly payments of principal and interest of $926.  Secured by Company owned vehicle

14)On June 30, 2021 The Company entered into a Promissory Note for the purchase of a Company Vehicle in the original amount of $28,842 maturing 8/15/2026 at an interest rate of 8.59% secured by the vehicle purchased

15)On October 1, 2021 as part of the acquisition of Davis Kitchens - Albuquerque, the Company assumed a line of credit with a bank maturing June 14, 2022 at an interest rate of 6.75%.

16)On October 1, 2021 the Company entered into a Promissory Note with the Seller of Davis Kitchens Albuquerque maturing October 1,2026 at a fixed annual interest rate of 3.0% with monthly installments of $3,144. Secured by the transferred asset within the Sale Agreement.

17)On November 15, 2021 the Company entered into a Factoring Merchant Agreement with a finance company whereby $366,000 of Accounts receivable were sold at a discounted rate of 22% repayable upon collection of the sold receivables. The loan is repayable at a rate of $6,535.71 per week

18)On December 10, 2021 the Company entered into a Factoring Merchant Agreement with a finance company whereby $387,000 of Accounts receivable were sold at a discounted rate of 25% repayable upon collection of the sold receivables. The loan is repayable at a rate of $7,442 per week

19)On February 22, 2022 the Company entered into an Economic Recovery loan with the State of New Mexico in the amount of $150,000 Maturing 2/22/2032 with an interest rate of 1.6%. The terms provide for interest only payments beginning 2/22/2023 and monthly principal and interest payments from 3/22/2023 until maturity.

20)On January 12, 2022 the Company entered into a Factoring Merchant Agreement with a finance company whereby $387,000 of Accounts receivable were sold at a discounted rate of 25% repayable upon collection of the sold receivables. The loan is repayable at a rate of $7,443 per week.

NOTE 15 - COMMITMENTS AND CONTINGENCIES - LEASES

On September 27, 2019, upon the acquisition of OGB Millwork by the Company’s subsidiary Santa Fe Flooring, LLC, Santa Fe Flooring entered into an operating lease for an operational facility located in Albuquerque, New Mexico from the seller. The agreement expires September 30, 2024 with a monthly rent of $19,765.

On February 1st, 2021, the Company’s subsidiary Las Cruces Cabinets entered into a lease for an operational facility located at 911 West Amador, Las Cruces, New Mexico from the seller. The agreement expires in May 31, 2026, with a monthly rent of $4,000
.

On September 23, 2020, upon the acquisition of Sher-wood Fine Wood Design by the Company’s subsidiary Las Cruces Cabinets entered into a lease for an operational facility located at 400 N 17th St Las Cruces, NM, New Mexico from the seller.  The agreement expires May 31, 2025, with an initial monthly base rent of $5000.

On September 23, 2020, upon the acquisition of Sher-wood Fine Wood Design by the Company’s subsidiary Las Cruces Cabinets entered into a lease for an operational facility located at 909 West Amador, Las Cruces, New Mexico from the seller. The agreement expires in May 31, 2025, with a monthly rent of $6,500

On March 15, 2021 upon acquisition of Davis Kitchens Tucson by the Company’s subsidiary LL Industries, Inc entered into a Sublease Agreement for a showroom and operational facility located in Tucson, Arizona. The agreement expires on May 31, 2027 with an initial base monthly rent of $15,073 beginning on June 1, 2022. The Company is additionally obligated to pay Common Area Maintenance charges which are variable but are $12,096 per month  include property taxes and repair and maintenance costs prorated on a square footage basis and  a ‘percentage rent’ beginning July 1, 2022 payable quarterly and calculated at !% of Company’s quarterly revenue in excess of $3 million.

Rent from May 15, 2021 through May 31, 2022 is deferred until May, 2022 as part of the overall sale agreement).

On October 1, 2021 upon acquisition of Davis Kitchens Albuquerque the Company assumed a lease Agreement for a showroom and operational facility located in Albuquerque, Arizona. The agreement expires on December 31, 2024 with a base monthly rent of $8,000 beginning on Jan 1, 2022 through expiration of the lease.

Lease payments by year are as follows:

Year ending August 31,

2022	$392,015
2023	767,208
2024	767,208
2025	453,793
2026	368,028
Thereafter	244,521
Total	$2,748,252

NOTE 16 - STOCKHOLDERS EQUITY

Common stock

The Company has authorized the issuance of 50,000,000,000 shares of common stock, $0.001 par value. At May 31, 2022 and August 31, 2020, the Company had 12,168,617,932 and 7,938,541,946 respectively, shares of common stock issued and outstanding.

As of the balance sheet, if all convertible securities were converted into common stock, there would be approximately 314 billion shares outstanding as follows:

Common stock outstanding at May 31, 2022	12,168,617,932
Preferred stock
Series A	51
Series B	285,214,465,921
Series C	3,897,828,660
Series D	455,000,000

Convertible debt	8,000,000,000
Warrants	4,000,000,000
313,735,912,564

The Company has an approved Regulation A filing with the SEC to issue 50 billion shares @ $.0002 for a maximum of $10 million.

Preferred stock

On September 28, 2013, the Company issued 51 shares of No par Series A Preferred stock to Jeffrey M. Canouse, our Chief Executive. Each share is convertible into one share of our existing common stock. However, for voting purposes, they are convertible into 51% of the outstanding common stock at any time. These shares were transferred to David Fair, our current CEO when he assumed that role.

On July 12, 2021 the Company issued 511,000 shares of Series B Preferred stock to the owners of TBH in consideration for the assets contributed.  The Series B stock is convertible into 90% ownership of the Company on a fully diluted basis for a period of one year.

On July 12, 2021 the Company issued 390,000 shares of Series C Preferred stock to the creditors of the Company for extinguishment of their outstanding debt. Each share is convertible into 16,000 shares of common stock subject to anti-dilution provisions.

On September 1, 2021, the Company paid $400,000 to retire 81,360 of Jeffrey M. Canouse’s Series C Preferred stock.

During the nine months ended May 31, 2022, 65,026 shares of preferred stock were converted into approximately 1.4 billion shares of common stock by entities controlled by Steve Hicks and Joseph Canouse.

On July 12, 2021 the Company issued 45,500 shares of Series D Preferred stock for services provided. Each share is convertible into 10,000 shares of common stock subject to anti-dilution provisions.

NOTE 17 - MANAGEMENT CHANGES

On May 10, 2022, James Turk was dismissed as Chief Financial Officer.

On May 31, 2022, James Canouse resigned from the Company.

NOTE 18 - RECONCILIATION OF NET ASSETS ON PURCHASE OF SUBSIDIARIES

During the fiscal third quarter, certain intercompany items amongst our operating subsidiaries resulted in a charge of approximately $3.3 million.  This is a one-time non-recurring event.

NOTE 19 - LEGAL PROCEEDINGS

As a commercial enterprise and employer, the Company is subject to various claims and legal actions in the ordinary course of business. These matters can include professional liability, employment-relations issues, workers’ compensation, tax, payroll and employee-related matters, other commercial disputes arising in the course of its business, and inquiries and investigations by governmental agencies regarding our employment practices or other matters. The Company is not aware of any pending or threatened litigation that it believes is reasonably likely to have a material adverse effect on its results of operations, financial position or cash flows.

NOTE 20 - SEGMENT REPORTING

Due to inactivity in the car loan segment, there is no segment reporting required. However, the Company has decided to show the three month and nine month income statements broken down between the parent company and the operating subsidiary to accurately reflect operating income:

New America Energy, Corp.

Consolidated Statement of Operations

Three months ended May 31, 2022 and 2021

(Unaudited)

	Parent	THIRD
	Company	BENCH	Total

Revenues
Net Sales	$-	$4,358,604	$4,358,604
Cost of goods sold	-	(2,711,215)	(2,711,215)
Gross Profit	-	1,647,388	1,647,388

Operating Expenses
Labor	-	856,635	856,635
Other Operating	-	193,467	193,467
General and administrative	60,576	1,146,867	1,207,443
Depreciation and Amortization	-	104,624	104,624
Total Operating Expenses	60,576	2,301,593	2,362,169
Net operating profit (loss)	(60,576)	(654,205)	(714,781)

Other Income (Expense)
Other income	-	14,355	14,355
Interest expense	(43,592)	(123,200)	(166,792)
Amortization of debt discounts	(50,411)	-	(50,411)
Gain on write-off of old short-term notes payable and accounts payable			-
Reconciliation of net assets in purchase of subsidiaries ( See Note 18)	-	(3,346,619)	(3,346,619)
Forgiveness of PPP note			-
Expensing of warrants upon issuance of notes, net of quarterly mark to market	800,121	-	800,121
Total Other Income (Expense)	706,119	(3,455,464)	(2,749,346)

Net income before income taxes	645,543	(4,109,669)	(3,464,126)

Provision for Income Taxes	-	-	-
Net income (loss)	$645,543	$(4,109,669)	$(3,464,126)

New America Energy, Corp.

Consolidated Statement of Operations

Nine months ended May 31, 2022 and 2021

(Unaudited)

	Parent	THIRD
	Company	BENCH	Total

Revenues
Net Sales	$-	$14,825,570	$14,825,570
Cost of goods sold	-	(9,527,860)	(9,527,860)
Gross Profit	-	5,297,710	5,297,710

Operating Expenses
Labor	-	2,767,099	2,767,099
Other Operating	-	371,703	371,703
General and administrative	180,183	2,854,759	3,034,941
Depreciation and Amortization	-	384,323	384,323
Bad debt expense	-	-	-
Total Operating Expenses	180,183	6,377,883	6,558,066
Net operating profit (loss)	(180,183)	(1,080,173)	(1,260,355)

Other Income (Expense)
Other income	-	43,195	43,195
Other expense	-	(25,745)	-
Interest expense	(4,266,619)	(529,272)	(4,795,891)
Amortization of debt discounts	(142,192)	-	(142,192)
Gain on write-off of old short-term notes payable and accounts payable	-		-
ERC note	-	179,773	179,773
Reconciliation of net assets in purchase of subsidiaries ( See Note 18)	-	(3,346,619)	(3,346,619)
Forgiveness of PPP note	-	869,900	869,900
Expensing of warrants upon issuance of notes, net of quarterly mark to market	(198,398)	-	(198,398)
Change in derivative liability	-	-	-
Total Other Income (Expense)	(4,607,209)	(2,808,769)	(7,390,233)

Net income before income taxes	(4,787,391)	(3,888,942)	(8,676,334)

Provision for Income Taxes	-	-	-
Net income (loss)	$(4,787,391)	$(3,888,942)	$(8,676,334)

NOTE 21 - INTERCOMPANY TRANSACTIONS

The Subsidiary Companies have very little activity among one another. Each Subsidiary pays or accrues a management fee to Third Bench Holdings LLC and settles those obligations as working capital permits. The Seller loan from the acquisition of Sher-wood Fine Wood Design is recorded on the books of Las Cruces Cabinets and is reimbursed by Third Bench Holdings LLC. On occasion either Third Bench Holdings LLC or one of the Equity holders may advance the Subsidiaries money’s for short-term working capital.  Such amounts paid by members that are not included in the consolidated financial statements are reflected in the member notes in the Current Liabilities of the Consolidated Balance Sheet. All other related party activity between the Consolidated Entities has been eliminated from the financial statements in the Consolidating of the financial statements.

NOTE 22 - COVID-19

The Company, like all enterprises, is currently dealing with the impact of COVID-19 on future prospects. Recent events such as the vaccinations mitigate, but do not eliminate, the possible adverse consequences to the domestic and international economies.  Recent increases in the Delta Variant of COVID-19 and the onset of the Omicron variant have resulted in greater infections and its ultimate impact cannot be ascertained.

NOTE 23 - IMPACT OF CLIMATE CHANGE

The Financial Stability Board created the Task Force on Climate-related Financial Disclosures (TCFD) to improve and increase reporting of climate-related financial information. The TCFD requires that the impact of climate change upon risk assessment, capital allocation and strategic planning be discussed.

At this time, the impact cannot be determined.

NOTE 24 - SUBSEQUENT EVENTS

Pursuant to ASC 855-10, the Company has evaluated all events or transactions that occurred from March 1, 2022 to the date of this report. The Company believes that the following events meet the criterion and require disclosure.

Issuance of debt

The Company has issued a note to Frondeur Partners for services provided. The note is for $10,000, carries an interest rate of 10%. In addition, 50,000,000 warrants were issued with an exercise price of $.00005 and a term of five years.

NEW AMERICA ENERGY CORP.

Index to Condensed Consolidated Financial Statements

(Unaudited)

NEW AMERICA ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	August 31, 2021	August 31, 2020

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,122,157	$232,955
Accounts receivable, including loans receivable	1,733,034	1,050,692
Inventory	1,780,273	116,385
Prepaid expenses and other current assets	79,795	28,605
Deferred financing asset	301,974	116,657
Total Current Assets	5,017,234	1,545,295

NON-CURRENT ASSETS
Goodwill	7,578,285	-
Fixed assets-net	2,098,929	1,624,694
Other assets	155,425	254,411
Total non-current assets	9,832,639	1,879,105

Total Assets	$14,849,873	$3,424,400

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$1,036,116	$572,545
Short-term advances	23,400	-
Short-term advances-related parties	29,000	-
Accrued expenses	660,019	163,176
Customer deposits	88,846	130,906
Line of credit	177,714	-
Accounts payable-related party	8,157	17,157
Accrued interest	2,302	205,313
Accrued interest- related party	-	32,799
Accrued compensation	-	624,361
Short-term notes	-	118,287
Liability purchase agreement	-	755,895
Convertible notes, net of discount of $600,000 and $39,561 at August 31, 2021 and August 31, 2020, respectively	-	613,588
Convertible notes-related party	-	84,000
Derivative liabilities	-	1,089,672
Total Current Liabilities	2,026,554	4,407,700

Long-term Indebtedness	7,937,041	3,526,018
Total Liabilities	9,963,595	7,933,718

STOCKHOLDERS' DEFICIT
Preferred stock (see Statement of Stockholders’ Equity (Deficit) section)	10	-
Common stock, par value $.00001, 7,938,541,946 and 4,731,502,061 outstanding at August 31, 2021 and August 31, 2020, respectively	79,385	47,315
Preferred dividends issued in common stock	(191,736)	-
Additional paid in capital	19,109,039	2,154,171
Accumulated deficit	(14,110,420)	(6,710,804
Total Stockholders’ Equity (Deficit)	4,886,277	(4,509,318)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$14,849,873	$3,424,400

The accompanying notes are an integral part of these consolidated financial statements.

NEW AMERICA ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Twelve months ended August 31, 2021 and 2020

(Unaudited)

	August 31	August 31
	2021	2020
Revenues
Net Sales	$14,798,149	$4,722,689
Cost of goods sold	(10,840,858)	(3,664,054)
Gross Profit	3,957,292	1,058,634

Operating Expenses
Labor	3,261,268	938,117
Other Operating	2,259,670	556,655
General and administrative	1,733,493	539,498
Depreciation and Amortization	317,483	238,734
Other expenses	256,531	-
Bad debt expense	7,206	5,000
Total Operating Expenses	7,835,650	2,278,004
Net operating profit (loss)	(3,878,358)	(1,219,370)

Other Income (Expense)
Other income	(63,130)	(112,821)
Interest expense	(3,757,677)	(277,207)
Amortization of debt discounts	(96,811)	(178,501)
Gain on write-off of old short-term notes payable and accounts payable	214,963	-
Forgiveness of PPP note	981,700	-
Expensing of warrants upon issuance of notes, net of quarterly mark to market	(999,150)	-
Change in derivative liability	198,846	(90,261)
Total Other Income (Expense)	(3,521,259)	(658,790)

Net loss before income taxes	(7,399,617)	(1,878,160)

Provision for Income Taxes	-	-
Net loss	$(7,399,617)	$(1,878,160)

Weighted average shares outstanding	5,408,571,792	4,476,430,403

Net loss per share	$(0.00)	$(0.00)

The accompanying notes are an integral part of these consolidated financial statements.

NEW AMERICA ENERGY, INC.

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

Period from August 31, 2019 to August 31, 2021

(Unaudited)

	Series A Preferred stock		Series B Preferred stock		Series C Preferred stock		Series D Preferred stock		Preferred Dividends Issued	Common stock		Additional Paid-In Capital	Accumulated deficit
	Shares	$	Shares	$	Shares	$	Shares	$	$	Shares	$	$	$	Total

Balance at August 31, 2019	51	-	-	-						4,295,258,061	42,953	1,953,533	(4,832,644)	(2,836,158)

Shares issued under the Liability purchase agreement	-	-	-	-	-	-	-	-	-	436,244,000	4,362	(4,362)	-	-

Equity infusions at Third Bench level	-	-	-	-	-	-	-	-	-	-	-	467,500	-	467,500

Elimination of Goodwill recorded at subsidiary level												(262,500)		(262,500)

Net loss, twelve months ended August 31, 2020	-	-	-	-	-	-	-	-	-	-	-	-	(1,878,160)	(1,878,160)

Balance at August 31, 2020	51	-	-	-	-	-	-	-	-	4,731,502,061	47,315	2,154,171	(6,710,804)	(4,509,318)

Proceeds distributed to creditors in Liability Purchase Agreement	-	-	-	-	-	-	-	-	-	-	-	525,895	-	525,895

Shares issued for extinguishment of debt	-	-	-	-	-	-	-	-	-	939,094,545	9,391	89,660	-	99,051

Shares Issued under Regulation A Financing	-	-	-	-	-	-	-	-	-	2,028,275,000	20,283	993,855	-	1,014,138

Issuance of Series B Preferred stock	-	-	511,000	5						-	-	12,262,957	-	12,262,962

Issuance of Series C Preferred stock	-	-	-		390,000	4				-	-	3,505,938	-	3,505,942

Issuance of Series D Preferred stock	-	-	-	-	-	-	45,500	1	-	-	-	50,135	-	50,136

Preferred Dividends paid	-	-	-	-	-	-	-	-	(191,736)	239,670,340	2,397	189,340	-	-

Interest expense incurred on debt with a fixed conversion price	-	-	-	-	-	-	-	-	-	-	-	3,200,000	-	3,200,000

Fair value of warrnat issued												1,599,150	-	1,599,150
Elimination of Goodwill recorded at subsidiary level	-	-	-	-	-	-	-	-	-	-	-	(39,669)	-	(39,669)

Elimination of Investments in subsidiaries at Third Bench LLC level	-	-	-	-	-	-	-	-	-	-	-	(5,422,392)	-	(5,422,392)

Net loss, twelve months ended August 31, 2021	-	-	-	-	-	-	-	-	-	-	-	-	(7,399,617)	(7,399,617)

Balance at August 31, 2021	51	-	511,000	5	390,000	4	45,500	1	(191,736)	7,938,541,946	79,385	19,109,039	(14,110,420)	4,886,277

The accompanying notes are an integral part of these consolidated financial statements.

NEW AMERICA ENERGY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Twelve months ended August 31, 2021 and 2020

(Unaudited)

	August 31, 2021	August 31, 2020
OPERATING ACTIVITIES
Net (loss)	$(7,399,617)	$(1,878,160)
Adjustments to reconcile net (loss) to cash used in operations:
Depreciation Expense	263,147	188,926
Interest expense - Amortization of debt discount	87,222	178,501
Interest expense - Amortization of deferred financing costs	63,924	49,808
Change in fair value of derivative liability	(198,846)	90,261
Gain on write-off of old short-term notes payable and accounts payable	(214,963)	-
Forgiveness of Paycheck protection Program loan	(981,700)	-
Bad Debt Expense	7,206	5,000
Interest expense charged to Additional Paid-In Capital for convertible debt	3,200,000	-
Expensing of warrants upon issuance of notes, net of quarterly mark to market	999,150	-
Issuance of non-cash fee and consulting notes	-	85,000
Original issue discount expensed	23,100	21,339
Note issued for services	25,000	-
Elimination of operating right to use asset	7,500	-
Changes in operating assets and liabilities:	-	-
Accounts receivable	(689,548)	(1,036,576)
Inventory	(1,663,888)	(116,385)
Prepaids and other current assets	(51,190)	(28,605)
Other Assets	98,986	(254,411)
Accounts payable	583,162	452,954
Accrued liabilities	496,843	163,176
Customer deposits	(42,060)	130,906
Short term notes payable	(22,917)	22,917
Line of Credits/Credit Cards	177,714	-
Due to Title King	-	-
Short-term advances	23,400	-
Payments under Liability Purchase Agreement	(230,000)	-
Accrued compensation-officer	200,000	240,000
Accrued interest	53,567	66,007
Accrued interest- related party	5,040	-
Due to related parties	(8,000)	221
Net Cash (Used) from Operating Activities	(5,187,768)	(1,619,121)

INVESTING ACTIVITIES
Investment in Property Plant and equipment	(787,117)	(1,863,429)
Goodwill associated to purchase of subsidiary	(39,669)	(262,500)
Deferred Loan Fees	(94,906)	(116,657)
Net cash (used) in Investing activities	(921,692)	(2,242,586)

FINANCING ACTIVITIES
Related party loans	93,878	-
Proceeds from convertible notes payable	592,400	85,357
Seller loans, net of repayment	951,250	155,023
Proceeds from non-convertible long-term indebtedness	4,692,255	3,370,995
Equity contributions by Founders	-	467,500
Repayment of debt	(345,259)	-
Net cash provided by Financing activities	6,998,662	4,078,875

Net increase in Cash and Cash Equivalents	889,202	217,168
Cash and Equivalents, Beginning of period	232,956	15,788
Cash and Equivalents, End of period	$1,122,157	$232,956
		-
Cash paid during the period for:
Interest	$-	$-
Taxes	$-	$-

New debt issued under the Liabilities Purchase Agreement	$-	$7,500
Accrued interest and fees extinguished upon conversion of debt	$15,717	$-
Liabilities retired pursuant to the Liabilities purchase agreement	$525,895	$-

The accompanying notes are an integral part of these consolidated financial statements.

NEW AMERICA ENERGY, INC.

NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2021

NOTE 1 - BASIS OF PRESENTATION AND ORGANIZATION

The accompanying consolidated financial statements include the accounts of New America Energy Corp. and its subsidiaries (together with its subsidiaries, “NECA” or the “Company” and also referred to as “we,” “us,” and “our”), all of which are wholly-owned. All significant intercompany balances and transactions have been eliminated in consolidation. The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and with the instructions to Form 10-K, Regulation S-X, and Regulation S-K. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company was incorporated in Nevada on May 8, 2006. The Company has two wholly owned subsidiaries: a) Third Bench Holdings LLC (“TBH”) and b) Title King LLC (“TK”). TBH is a holding company of three subsidiary companies that provide operational millwork  as well as providers of cabinetry, kitchen and bath areas. TBH provides its products and services through its architectural millwork from California to Texas. At August 31, 2021, the TBH had three subsidiaries as follows:

•Las Cruces Cabinets, LLC doing business as Sher-wood Cabinets

•LL Industries, Inc. doing business as Davis Kitchens of Tucson

•Santa Fe Flooring LLC doing business as OGB Architectural Millwork

After the year-end, the Company purchased:

•M&K Industries LTD doing business as Davis Kitchens of Albuquerque

Additionally, the Company split off the countertop operations of Santa Fe Flooring LLC and created a separate entity called Third Bench Stone, LLC.

TK operates in the alternative financial services industry, providing automobile title loans to consumers who own their vehicle free and clear and need convenient and simple access to funds. Currently TK is non-operating at this time.

These consolidated financial statements were prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the Company obtaining necessary equity and debt financing until it can generate sustainable revenue. There is no guarantee the Company will be able to raise adequate equity or debt financing or generate profitable operations. For the twelve months ended August 31, 2021 and August 31, 2020, the Company incurred net losses of $(7,399,617) and $(1,878,160), respectively, and had negative cash flows from operations of $(5,195,268) and $(1,619,121), respectively. Management intends to raise additional funds through equity or debt financing and to generate cash from the sale of the Company’s services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company’s consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending of August 31.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, TBH and TK, and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Restatements

All financial data for the fiscal year ended August 31, 2020 has been restated as if the acquisition of TBH had been outstanding throughout the entire period.  The reason for this is that TBH has been deemed the surviving entity due to a change in control of majority ownership

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

Loans receivable are reported at their outstanding principal balances. The Company grants credit to customers under credit terms that it believes are customary in the industry and requires collateral to support customer loan balances. Normal loan terms vary from 30-180 days. Collateral is repossessed for delinquent loans. The Company reviews its receivables quarterly and establishes a reserve when appropriate.

Long-lived Assets

Our long-lived assets include equipment and improvements, intangible assets, right-of-use assets, and goodwill. The Company continues to review its long-lived assets for possible impairment or loss of value at least annually or more frequently upon the occurrence of an event or when circumstances indicate that a reporting unit’s carrying amount is greater than its fair value.

Equipment and improvements are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful asset lives (3 to 10 years) and the shorter of the initial lease term or estimated useful life for leasehold improvements. Intangible assets (other than goodwill) are originally recorded at fair value and are amortized on a straight-line basis over their estimated useful lives of 10 years. Maintenance and repair costs are expensed as incurred.

Right-of-use assets are measured at the present value of future minimum lease payments, including all probable renewals, plus lease payments made to the lessor before or at lease commencement and indirect costs paid, less incentives received. Our right-of-use assets include long-term leases for facilities and equipment and are amortized over their respective lease terms.

Debt Discount and Debt Issuance Costs

Debt discounts and debt issuance costs incurred in connection with the issuance of debt are capitalized and amortized to interest expense based on the related debt agreements using the straight-line method. Unamortized discounts are disclosed on the face of the financial statements and are netted against convertible notes.

Fair Value of Financial Instruments

During the current fiscal year, the Company decided to adopt ASC 480 - “Distinguishing Liabilities from Equity” when they enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note date with a charge to interest expense.

Previously, The Company applied the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

•Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company uses Level 2 inputs for its valuation methodology for derivative liabilities as their fair values were determined by using the Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes-Merton option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Revenue Recognition

The Company recognizes revenue from interest income on consumer loans as the interest is earned. The Company’s revenue recognition policies comply with FASB ASC Topic 605. Revenue is recorded when earned, which is generally over the period services are provided and no contingencies exist.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Basic and Diluted Earnings (Loss) Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no potentially dilutive securities outstanding during the nine months ended August 31, 2021 and February 29, 2020 due to the Company incurring a net loss.  However, the Company incurred positive net income for the three months ended August 31, 2021 and the conversion of all convertible securities are included in the fully diluted number of shares outstanding.

Paycheck Protection Program Loan

The Company’s policy is to account for forgivable loans received through the Small Business Administration (SBA) under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) Paycheck Protection Program (PPP) as a contingent liability in accordance with Accounting Standards Codification (ASC) 450-30, Contingencies, and other related accounting pronouncements. The forgiveness of debt, in whole or in part, is recognized once the forgiveness is realized or realizable, which occurs when the Company believes all uncertainties regarding the final forgiveness of the loan are resolved. Any portion of debt forgiven, adjusted for accrued interest forgiven and unamortized debt issuance costs, is recorded as a gain on extinguishment of debt, and presented in the other income section of the statement of income. The Company received a PPP Loan in  that was forgiven during the year ended August 31, 2021, but they are applying for forgiveness and believe that all terms of forgiveness have been met and forgiveness will be realized subsequent to year end. They have therefore recognized the gain on extinguishment of debt at August 31, 2021. (see Note 7).

Presentation of Gross Receipts Tax

The State of New Mexico imposes gross receipts tax (GRT) to all non-exempt customers. The majority of the Company's customers are exempt from GRT under resale or out-of-state exemptions. When an event arises which requires the Company to collect the tax from the customer, the entire tax amounts are remitted to the state's taxation authority. The Company's policy is to exclude the tax collected for the state from revenue and cost of sales.

Leases

In February 2016, the FASB updated the accounting guidance related to leases. The most significant change in the updated accounting guidance requires lessees to recognize lease assets and liabilities on the balance sheet for all operating leases with the exception of short-term leases. The standard also expands the disclosures regarding the amount, timing, and uncertainty of cash flows arising from leases. For a lessee, the recognition, measurement, and presentation of expenses and cash flows arising from a lease did not significantly change from previous guidance. We adopted the updated guidance on December 1, 2020 on a prospective basis and as a result, prior period amounts were not adjusted to reflect the impacts of the updated guidance.

Recent Accounting Pronouncements

Recent Accounting Pronouncements In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning January 1, 2020. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements and related disclosures. In December 2019, the FASB issued authoritative guidance intended to simplify the accounting for income taxes (ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”). This guidance eliminates certain exceptions to the general approach to the income tax accounting model and adds new guidance to reduce the complexity in accounting for income taxes. This guidance is effective for fiscal years beginning after December 15, 2020, including interim periods within those annual periods. The Company is currently evaluating the potential impact of this guidance on its consolidated financial statements. In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivative and Hedging (Topic 815), which clarifies the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. The guidance clarifies how to account for the transition into and out of the equity method of accounting when considering observable transactions under the measurement alternative. The ASU is effective for annual reporting periods beginning after December 15, 2020, including interim reporting periods within those annual periods, with early adoption permitted. The Company is currently evaluating the impact of the new guidance on our consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity's own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods after December 15, 2021 and interim periods within those annual periods and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on our consolidated financial statements. Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

In April 2020, the FASB issued a Staff Q&A, Topic 842 and 840: Accounting For Lease Concessions Related to the Effects of the COVID-19 Pandemic in order to provide clarity regarding the accounting treatment for lease concessions provided as a result of COVID-19. Under existing lease guidance, changes to certain lease terms not specified in the original lease agreement require modification accounting treatment. To provide relief, the FASB Staff Q&A permits alternatives to modification accounting under Topic 842. For concessions related to the effects of the COVID-19 pandemic that do not result in a substantial increase in the rights of the lessor or our obligations as the lessee, we are not required to analyze each contract to determine whether enforceable rights and obligations for concessions exist in the lease agreement and can elect to apply or not apply the lease modification guidance in Topic 842. In fiscal year 2020 and 2021, no financial concessions had been taken by the Company or any of its subsidiaries.

In August 2020, the FASB issued ASU 2020-06, which amends the measurement and disclosure of convertible instruments, contracts in an entity's own equity, and EPS guidance. The guidance can be adopted using a modified retrospective method or a fully retrospective method. The amendments are effective for fiscal years beginning after December 15, 2021 for public entities, excluding those that are smaller reporting companies. For all other entities the amendments are effective for fiscal years beginning after December 15, 2023. The Company does not expect the update to have a material impact on its consolidated financial statements and related disclosures.

In June, 2020 the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606). Topic 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The Company adopted Topic 606 in September 2019,  and recognizes revenue when control of goods and services is transferred to customers. The Company recognizes revenue in accordance with ASC Topic 606. The Company recognizes revenue upon transfer of control of goods to customers.

In November, 2021, the Financial Accounting Standards Board (FASB) issued ASU 2021-10 Government Assistance (Topic 832) Disclosures by Business Entities about Government Assistance is effective for fiscal periods after December 15, 2021, for both public and private companies. The Company has not yet adopted this standard and has disclosed its financial assistance received in the form of Payroll Protection Program (PPP) and SBA Economic Injury Disaster (EIDL) Loans in accordance with Accounting Standards Codification (ASC) 470, Debt until the point of forgiveness and then as a government grant by analogy to International Accounting Standard (IAS) 20, Accounting for Government Grants and Disclosure of Government Assistance.

NOTE 3- ACQUISITION OF TBH

TBH acquired the following subsidiaries on the following dates:

•Santa Fe Flooring LLC doing business as OGB Architectural Millwork- September 26, 2019

•Las Cruces Cabinets, LLC doing business as Sher-wood Cabinets-September 18, 2020

•LL Industries, Inc. doing business as Davis Kitchens of Tucson - March 12, 2021

On July 12, 2021, the Company acquired TBH for the issuance of 511,000 shares of Series B Preferred stock. At the same time the Company reached agreements with its prior secured creditors and former Chief Executive officer 390,000 shares of Series C Preferred stock and 100,000 shares of Series D Preferred stock. With the issuances of these securities, the Company eliminated almost $2,000,000 of liabilities in the form of convertible debt, accrued interest and accrued officer compensation. Please refer to the Stockholders Equity/(Deficit) footnote, Note 19, below for more detail.

NOTE 4 - CASH AND CASH EQUIVALENTS

Cash and cash equivalents represent deposits at local banking institutions, petty cash and any risk-free assets held. As of August 31, 2021 and August 31, 2020, the balances were as follows:

	August 31, 2021	August 31, 2020
TBH	$871,754	$232,628
TK	250,403	327
	$1,122,157	$232,955

NOTE 5 - ACCOUNTS RECEIVABLE, INCLUDING LOANS RECEIVABLE

Accounts receivable, including loan receivables, are predominately at the three operating subsidiaries of TBH. The Company grants unsecured credit to customers after performing credit checks through various reporting agencies. The risk of loss on the accounts receivable is the balance due at the time of default. Management reviews accounts receivable monthly and determines when receivables are past due or delinquent based on contractual terms and past experience of the customer base. The Company considers all receivables over 45 days to be past due. Management of the Company has not provided an allowance for doubtful accounts receivable at August 31, 2021 and 2020. Generally, the Company requires deposits against orders of up to 100% of the order value. Management considers all receivables collectable and are reflected at net realizable value. As of August 31, 2021 and August 31, 2020, the balances were as follows:

	August 31, 2021	August 31, 2020
TBH	$1,733,034	$1,043,4868
TK	-	7,206
Total	$1,733,034	$1,050,692

The increase in accounts receivable was principally due to the purchase of two subsidiaries, Las Cruces Cabinets, LLC and LL Industries, Inc. during the Fiscal year that ended August 31, 2021.

NOTE 6 - INVENTORY

Inventory is valued using the first-in, first-out periodic (“FIFO”) method and is stated at historical cost. Costs included in finished goods are composed primarily of materials, labor, and allocations of factory overhead. Raw materials are valued at historical cost. As of August 31, 2021 and August 31, 2020, the balances were as follows:

	August 31, 2021	August 31, 2020
TBH	$1,780,273	$116,385
TK	-	-
Total	$1,780,273	$116,385

Inventory consists of the following at August 31,

	2021	2020
Raw Materials	$269,584	$18,402
Work in progress	191,537	51,409
Finished products	1,319,152	46,574
Total	$1,780,273	$116,385

NOTE 7 - GOODWILL

Third Bench Holdings LLC

On July 12, 2021, On September 25, 2017, the Company entered into a Securities Exchange Agreement through which the Company purchased 100% of the outstanding common stock of TBH, in exchange for the issuance of the following:

•511,000 shares of Series B Preferred stock- issued to the owners of TBH

•390,000 shares of Series C Preferred stock- issued to the existing creditors of the Company

•100,000 shares of Series D Preferred stock- issued for brokering the transaction.

The Series B preferred stock is convertible into 90% of the ownership of TBH, resulting in a change of control. However, according to Generally Accepted Accounting Principles, Goodwill, the value of the consideration paid over the net assets purchased, must still be recorded.  The calculation was determined as follows:

Total market capitalization of its stock price on the date of acquisition	$13,609,432
Net assets of operating subsidiaries of TBH acquired	5,683,002
Goodwill recorded	$7,578,285

Goodwill will be evaluated for impairment every quarter. At August 31, 2021, such an assessment was made and there was no goodwill impaired.

NOTE 8 - FIXED ASSETS-NET

The Company has the following assets at its TBH subsidiary as follows:

	August 31, 2021	August 31, 2020
Equipment	$1,822,166	$1,627,907
Vehicles and Trailers	489,113	204,044
Leasehold Improvements	339,266	31,478
Furniture & Fixtures	4,600	-
	2,655,145	1,863,429
Accumulated Depreciation	(556,217)	(238,734)
Net Fixed Assets	$2,098,929	$1,624,694

NOTE 9 - ACCOUNTS PAYABLE

Accounts payable reside at the three operating subsidiaries of TBH. Payables are for expenses and costs such as salaries and inventory.

As of August 31, 2021 and August 31, 2020, the balances were as follows:

	August 31, 2021	August 31, 2020
TBH	$1,036,116	$572,545
TK	-	-
Total	$1,036,116	$572,545

NOTE 10 - LINE OF CREDIT

The Company has a revolving line of credit with maximum borrowing limit of $200,000, including variable interest of 2% over the monthly LIBOR rate. The line matures on _________.The outstanding balances as of August 31, 2021 and August 31, 2020 was $177,714 and $0, respectively. The Company did not have a line of credit facility as of August 31, 2020. The Company was in compliance with all loan covenants as of August 31, 2021.

NOTE 11 - LIABILITY PURCHASE AGREEMENT

The Liabilities purchase agreement (“LPA”) balances as of August 31, 2021 and August 31, 2020 are as follows:

	August 31, 2021	August 31, 2020
Total Liability Purchase agreement	$-	$755,895

Balances in the LPA represent the following items which had been previously placed in other liability categories:

Accrued compensation	$360,000
Convertible Notes payable	280,633
Short term notes payable	65,000
Fees to BJM Investments which were not accounted for upon issuance of the LPA	7,500
Accrued interest	42,733

Balance at August 31, 2020	$755,895

Less; payments made during TWELVE months ended August 31, 2021	(755,895)

Balance at August 31, 2021	$-0-

NOTE 12 - CONVERTIBLE NOTES

Convertible notes at August 31, 2021 and August 31, 2020 by creditor are as follows:

	August 31, 2021	August 31, 2020

Trillium Partners LP	$82,643	$82,643
J.P. Carey Limited Partners L.P.	84,842	84,842
Jahoco LLC	15,000	15,000
Machiavelli LTD, LLC*	14,912	14,912
War Chest Capital Multi-Strategy Fund LLC	107,150	125,900
Filer Support Services	52,313	52,313
Oscaleta Partners LLC	75,000	75,000
Carpathia, LLC	7,500	7,500
Livingston Asset Management LLC	50,000	50,000
JPC Enterprises	10,000	-
	434,452	375,702
Convertible notes payable-gross
Less: discount	968,812	933,811
Balance in Convertible Notes Payable	$688,149	$653,149

*- Includes notes assigned to World Market Ventures LLC.

Details of Convertible notes payable follow below:

Creditor	Issued	Date	Rate	31-Aug-2021	31-Aug-2020
Trillium Partners, LP	7-21-21	7-21-22	4%	$300,000	$0
J.P. Carey Limited Partners L.P.	7-21-21	7-21-22	4%	300,000	0
Jahoco LLC	02-Dec-12	28-Mar-13	8%	-	54,093
Machiavelli LTD, LLC	02-Dec-12	04-Dec-13	8%	-	4,323
War Chest Capital Multi-Strategy Fund LLC	03-Oct-13	03-Apr-14	8%	-	15,000
Filer Support Services	31-Oct-13	31-Aug-14	8%	-	14,912
Machiavelli LTD, LLC	26-Feb-14	26-Feb-15	8%	-	9,800
Jeff M. Canouse	07-Mar-14	07-Mar-15	8%	-	1,250
Jahoco LLC	17-Apr-14	17-Apr-15	8%	-	3,550
Jahoco LLC	04-Jun-14	04-Jun-15	8%	-	18,750
Carpathia, LLC	05-Aug-14	05-Aug-15	8%	-	12,500
Jahoco LLC	28-Aug-14	28-Aug-15	8%	-	6,250
Anvil Financial Management LLC	27-Mar-15	27-Mar-16	8%	-	12,500
Anvil Financial Management LLC	23-Apr-15	23-Apr-16	8%	-	10,000
Anvil Financial Management LLC	13-May-15	13-May-16	8%	-	6,250
Anvil Financial Management LLC	14-May-15	14-May-16	8%	-	8,750
Jeff M. Canouse	06-Jul-15	06-Jul-16	8%	-	2,625
Machiavelli LTD, LLC	14-Jul-15	14-Jul-16	8%	-	1,250
Jeff M. Canouse	08-Sep-15	08-Sep-16	8%	-	5,000
Jeff M. Canouse	25-Sep-15	25-Sep-16	8%	-	6,375
Jeff M. Canouse	09-Oct-15	09-Oct-16	8%	-	6,250
Jeff M. Canouse	27-Nov-15	27-Nov-16	8%	-	5,000
Carpathia, LLC	18-Dec-15	18-Dec-16	8%	-	6,250
Carpathia, LLC	13-Jan-16	13-Jan-17	8%	-	4,375
Carpathia, LLC	05-Feb-16	05-Feb-17	8%	-	1,250
Machiavelli LTD, LLC	09-Jun-16	09-Jun-17	8%	-	4,500
Machiavelli LTD, LLC	28-Jun-16	28-Jun-17	8%	-	4,500
Machiavelli LTD, LLC	06-Jul-16	06-Jul-17	8%	-	2,500
Machiavelli LTD, LLC	13-Jul-16	13-Jul-17	8%	-	3,344
Carpathia, LLC	23-Nov-16	23-Nov-17	8%	-	3,750
Machiavelli LTD, LLC	07-Nov-16	07-Nov-17	8%	-	4,500
Machiavelli LTD, LLC	28-Nov-16	28-Nov-17	8%	-	2,875
Jeff M. Canouse	28-Nov-16	28-Nov-17	8%	-	5,000
Anvil Financial Management LLC	28-Nov-16	28-Nov-17	8%	-	5,625
Anvil Financial Management LLC	28-Nov-16	28-Nov-17	8%	-	5,625
Machiavelli LTD, LLC	28-Nov-16	28-Nov-17	8%	-	5,000
Anvil Financial Management LLC	03-Mar-17	03-Mar-18	8%	-	3,750
Machiavelli LTD, LLC	10-May-17	10-May-18	8%	-	10,000
CARPATHIA, LLC	21-Sep-17	21-Mar-18	8%	-	24,650
Oscaleta Partners LLC	17-Nov-17	03-May-18	8%	-	15,000
JPC ENTERPRISES	11-Dec-17	11-May-18	8%	-	3,000
JPC ENTERPRISES	06-Feb-18	06-Aug-18	8%	-	12,500
JPC ENTERPRISES	12-Feb-18	12-Aug-18	8%	-	25,000
JPC ENTERPRISES	09-Mar-18	09-Sep-18	8%	-	12,500

Creditor	Issued	Date	Rate	31-Aug-2021	31-Aug-2020
JPC ENTERPRISES	09-Apr-18	09-Oct-18	8%	-	10,000
JPC ENTERPRISES	07-May-18	07-Nov-18	8%	-	12,500
JPC ENTERPRISES	08-Jun-18	08-Dec-18	8%	-	12,500
JPC ENTERPRISES	12-Jul-18	12-Jan-19	8%	-	10,000
JPC ENTERPRISES	13-Aug-18	13-Feb-19	8%	-	10,000
JPC ENTERPRISES	17-Sep-18	17-Mar-19	8%	-	10,000
JPC ENTERPRISES	10-Oct-18	10-Apr-19	8%	-	9,656
JPC ENTERPRISES	21-Nov-18	21-May-19	8%	-	7,500
JPC ENTERPRISES	11-Dec-18	12-Jun-19	8%	-	10,000
JPC ENTERPRISES	14-Jan-19	14-Jul-19	8%	-	4,000
JPC ENTERPRISES	30-Jan-19	30-Jul-19	8%	-	12,500
JPC ENTERPRISES	28-Feb-19	28-Nov-19	8%	-	9,375
CARPATHIA, LLC	20-Mar-19	20-Dec-19	8%	-	9,375
CARPATHIA, LLC	09-Apr-19	09-Jan-20	8%	-	3,750
JPC ENTERPRISES	29-Apr-19	29-Jan-20	8%	-	9,375
JPC ENTERPRISES	14-May-19	14-Feb-20	8%	-	3,750
JPC ENTERPRISES	13-Jun-19	13-Mar-20	8%	-	8,750
JPC ENTERPRISES	12-Jul-19	12-Apr-20	8%	-	3,750
JPC ENTERPRISES	25-Jul-19	25-Apr-20	8%	-	9,375
JPC ENTERPRISES	27-Aug-19	27-May-20	8%	-	9,375
Oscaleta Partners LLC	26-Apr-19	30-Apr-21	10%	-	35,000
Livingston Asset Management LLC	27-Sep-19	27-Jun-20	10%	-	50,000
JPC ENTERPRISES	27-Sep-19	27-Jun-20	8%	-	9,375
JPC ENTERPRISES	28-Oct-19	28-Jul-20	8%	-	9,375
JPC ENTERPRISES	27-Nov-19	27-Aug-20	8%	-	9,375
JPC ENTERPRISES	30-Dec-19	30-Sep-20	8%	-	9,375
JPC ENTERPRISES	30-Jan-20	30-Oct-20	8%	-	7,848
JPC ENTERPRISES	27-Feb-20	27-Nov-20	8%	-	7,848
JPC ENTERPRISES	30-Mar-20	30-Dec-20	8%	-	7,875
JPC ENTERPRISES	28-Apr-20	28-Jan-21	8%	-	7,875
JPC ENTERPRISES	8-May-20	28-Jan-21	8%	-	6,250
JPC ENTERPRISES	28-May-20	28-Feb-21	8%	-	7,875
JPC ENTERPRISES	22-Jun-20	22-Mar-21	8%	-	7,875
JPC ENTERPRISES	27-Jul-20	27-Apr-21	8%	-	7,875
JPC ENTERPRISES	26-Aug-20	26-May-21	8%	-	7,875
				$600,000	$737,149
Less: related party notes (See note 13 below)				-	(84,000)
Convertible notes outstanding prior to discount on notes payable				600,000	653,149
Less; discount on notes payable				(600,000)	(39,561)
Convertible notes outstanding				$ -	$613,588

NOTE 13 - RELATED PARTY NOTES PAYABLE

Note issued to Jeffrey M. Canouse, our former Chief Executive, or Anvil Financial Management LLC, an entity controlled by Mr. Canouse are classified as Related party. A list of those notes follows below:

Creditor	Date Issued	Maturity Date	Interest Rate	31-Aug-2021	31-Aug-2020
Jeffrey M. Canouse	07-Mar-14	07-Mar-15	8%	$ -	1,250
Anvil Financial Management LLC	27-Mar-15	27-Mar-16	8%	-	12,500
Anvil Financial Management LLC	23-Apr-15	23-Apr-16	8%	-	10,000
Anvil Financial Management LLC	13-May-15	13-May-16	8%	-	6,250
Anvil Financial Management LLC	14-May-15	14-May-16	8%	-	8,750
Jeffrey M. Canouse	06-Jul-15	06-Jul-16	8%	-	2,625
Jeffrey M. Canouse	08-Sep-15	08-Sep-16	8%	-	5,000
Jeffrey M. Canouse	25-Sep-15	25-Sep-16	8%	-	6,375
Jeffrey M. Canouse	09-Oct-15	09-Oct-16	8%	-	6,250
Jeffrey M. Canouse	27-Nov-15	27-Nov-16	8%	-	5,000
Jeffrey M. Canouse	28-Nov-16	28-Nov-17	8%	-	5,000
Anvil Financial Management LLC	28-Nov-16	28-Nov-17	8%	-	5,625
Anvil Financial Management LLC	28-Nov-16	28-Nov-17	8%	-	5,625
Anvil Financial Management LLC	03-Mar-17	03-Mar-18	8%	-	3,750

Total				$ -	$84,000

Accrued interest associated with these notes is as follows:

	August 31, 2021	August 31, 2020
Accrued interest-related party	$-	$32,799

NOTE 14 - DERIVATIVE LIABILITY

During the current fiscal year, the Company decided to adopt ASC 480 - “Distinguishing Liabilities from Equity” when they enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note date with a charge to interest expense.

Previously, The Company applied the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.

The Company used a weighted average Black-Scholes-Merton option pricing model with the following assumptions to measure the fair value of derivative liability at August 31, 2020:

August 31, 2020
Stock price	$0.0001
Risk free rate	0.25%
Volatility	420%
Dividend rate	0.00%

The following is the Company’s derivative liability measured at fair value on a recurring basis at August 31, 2021 and August 31, 2020:

	August 31, 2021	August 31, 2020
Level One	$0	$0
Level Two	0	0
Level Three	$0	$1,089,672

NOTE 15 - WARRANTS

In connection with the issuance of the convertible notes to Trillium Partners LP and JPC Investors, Inc. the Company also issued common stock purchase warrants to purchase up to 2,000,000,000 shares of the Company’s common stock pursuant to the terms therein.

These warrants have a fixed exercise price of $.0003 and expire in seven years. The aggregate fair value of the warrants, totaled $1,599,149 based on the Black Scholes Merton pricing model marked to market at August 31, 2021. In puts in the calculation were as follows: a) exercise price of  $0.0003; b) risk-free rate of 250%; c) volatility of 250% and expected life of the warrants of 6.87 years. The fair value of $1,599,149 was credited to additional paid-in capital and was offset by a reduction of notes for their face value and a corresponding charge to $999,149 in other expense.

Range of Exercise Prices	Number Outstanding 8/31/2020	Remaining Contractual Life	Exercise Price
$0.0003	2,000,0000,000	6.87 years	$0.0003

NOTE 16 - LONG TERM INDEBTEDNESS

Long-term debt consists of the following as of August 31:

	2021	2020
Note 1	$1,737,479	$1,938,813
Note 2	155,023	155,024
Note 3	-	300,481
Note 4	150,000	150,000
Note 5	-	981,700
Note 6	1,880,250	-
Note 7	1,412,000	-
Note 8	869,900	-
Note 9	605,867	-
Note 10	951,802	-
Note 11	66,511	-
Note 12	41,060	-
Note 13	21,042	-
Note 14	22,618	-
Note 15	23,489	-

Total:	$7,937,041	$3,526,018

1)On September 26, 2019 the Company entered into an SBA guaranteed note agreement with a finance company, maturing September 26, 2029  in the original amount of $1,995,000 at a variable annual interest rate of WSJ Prime + 2.75% with monthly payments of $22,571 per month. Secured by Accounts Receivable and Fixed Assets of Santa Fe Flooring LLC.

2)On September 26, 2019 the Company entered into a Promissory Note with the Seller of OGB Millworks maturing September 30, 2022 at a fixed annual interest rate of 8.0% with monthly installments of $8,226. Secured by the transferred asset within the Sale Agreement.

3)On February 5, 2020 the Company entered into a Factoring Merchant Agreement with a finance company whereby $609,140 of Accounts Receivable were sold at a discounted rate of 25% repayable upon collection of the sold receivables.

4)On May 21, 2020 the Company entered into an Economic Injury Disaster Loan (EIDL) with the US Small Business Administration maturing May 21, 2050 in the original amount of $150,000 at a fixed annual interest rate of 3.75% with the first payment due May 21, 2022 with anticipated monthly payments of approximately $5,700 per month.

5)On May 21, 2020 the Company entered into a Payroll Protection Program loan with the US Small Business Administration maturing May 21, 2050 in the original amount of $981,700 at a fixed annual interest rate of 1.0% this loan was forgiven by the SBA in August, 2021. The Company borrowed $981,700 on May 14, 2020 The loans were used to pay for payroll and other allowable costs and was obtained under the expectation that the amount would be forgiven in full under the terms of the program. The May 14, 2020 loan was fully forgiven in August, 2021 and is included on the income statement as other income. The full amount of the February 11, 2021 loan was outstanding at August 31, 2021.

6)On December 3, 2020 the Company entered into a note agreement with a finance company, maturing December 3, 2023 in the original amount of $2,000,000 at a fixed annual interest rate of 15% with monthly payments of $25,000 interest only. The loan principal is due upon the maturity of the loan. The loan term provided for bi-weekly draws of $500,000 to the maximum of $2,000,000 with the initial draw of $550,000 taken on December 31 2020 and the remainder in the first quarter of 2021. The loan provides for a loan bonus earned at maturity or change in ownership control in the amount of $400,000. Secured by Accounts Receivable and Fixed Assets of Santa Fe Flooring LLC. Secured by a Senior Subordination Agreement covering all accounts, inventory, equipment, intangibles and investment property of Third Bench Holdings LLC.

7)On April 30,2021 the Company entered into a Mezzanine loan agreement with a finance company, maturing April 30, 2024 in the original amount of $1,500,000 at a fixed annual interest rate of 15% with monthly interest only payments of $18,750 per month. The loan provides for a loan bonus earned at maturity or change in ownership control in the amount of $300,000. Secured by a Senior Subordination Agreement covering all accounts, inventory, equipment, intangibles and investment property of Third Bench Holdings LLC.

8)On February 20, 2021 the Company entered into a Payroll Protection Program loan with the US Small Business Administration maturing February 20, 2051 in the original amount of $981,700 at a fixed annual interest rate of 1.0% this loan was forgiven by the SBA in August, 2021. This loan is anticipated to be forgiven in 2022.

9)On October 11, 2020 the Company entered into an unsecured Promissory Note with the seller of Sher-Wood Fine Wood Design maturing September 11, 2025 in the original amount of $710,000 at an annual interest rate of $6% with monthly payments of $13,726.

10)On March 9, 2021 the Company entered into a Promissory Note with the sellers of Davis Kitchens - Tucson maturing March 9, 2031 in the original amount of $965,023 at an interest rate of 3% with monthly payments of $9,484. Secured by AR and Fixed Assets.

On September 23, 2020 as part of the acquisition of Sher-Wood Fine Wood Design the Company assumed the following notes of the Company”

11)Company assumed an auto loan with a bank maturing January 17, 2024 in the original amount of at a rate of 6% with monthly payments of principal and interest of $2,341. Secured by a Company owned service trucks.

12)Company assumed an auto loan with a bank maturing September 17, 2024 in the original amount of $47,668 at a rate of 6% with monthly payments of principal and interest of $1,189. Secured by Company owned vehicle.

13)Company assumed an auto loan with an Auto loan with a bank maturing December 24, 2024 in the original amount of $23,605 at a rate of 12.5% with monthly payments of principal and interest of $633. Secured by Company owned vehicle.

14)Company assumed an auto loan with a bank maturing December 1, 2023 in the original amount of $45,371 at a rate of 10.6% with monthly payments of principal and interest of $926. Secured by Company owned vehicle.

15)Company assumed an auto loan with a bank maturing August 15, 2026 in the original amount of $28,397 at a rate of 8.59% with monthly payments of principal and interest of $595. Secured by Company owned vehicle.

Principal maturities of long-term debt are as follows:

2022	$1,494,182
2023	492,671
2024	3,805,852
2025	491,860
2026	852,522
Thereafter	799,955
Total	$7,937,041

NOTE 17 - COMMITMENTS AND CONTINGENCIES - LEASES

On July 19, 2019, upon the acquisition of OGB Millwork by the Company’s subsidiary Santa Fe Flooring, LLC, Santa Fe Flooring entered into an operating lease for an operational facility located in Albuquerque, New Mexico from the seller. The agreement expires September 30, 2024 with a monthly rent of $19,765.

On September 23, 2020, upon the acquisition of Sher-wood Fine Wood Design by the Company’s subsidiary Las Cruces Cabinets entered into a lease for an operational facility located at 911 West Amador,  Las Cruces, New Mexico from the seller.  The agreement expires in May 31, 2026, with a monthly rent of $4000

On September 11, 2020, upon the acquisition of Sher-wood Fine Wood Design by the Company’s subsidiary Las Cruces Cabinets entered into a lease for an operational facility located at 400 N 17th St Las Cruces, NM, New Mexico from the seller.  The agreement expires in September, 2025, with an initial monthly base rent of $5000.

On March 15, 2021 upon acquisition of Davis Kitchens Tucson by the Company’s subsidiary LL Industries, Inc entered into a Sublease Agreement for a showroom and operational facility located in Tucson, Arizona. The agreement expires on May 31, 2027 with an initial base monthly rent of $15,073 beginning on June 1, 2022. The Company is additionally obligated to pay Common Area Maintenance charges which are variable but are $12,096 per month include property taxes and repair and maintenance costs prorated on a square footage basis and  a ‘percentage rent’ beginning July 1, 2022 payable quarterly and calculated at !% of Company’s quarterly revenue in excess of $3 million.

Rent from May 15, 2021 through 05/31/2022 was deferred until May, 2021 as part of the overall sale agreement)

Year ending August 31,

2022	$426,687
2023	671,208
2024	671,208
2025	453,793
2026	368,028
Thereafter	244,521

Total	$2,835,445

NOTE 18 - STOCKHOLDERS EQUITY (DEFICIT)

Common stock

The Company has authorized the issuance of 50,000,000,000 shares of common stock, $0.001 par value. At August 31, 2021 and August 31, 2020, the Company had 7,938,541,946 and 4,731,502,061 respectively, shares of common stock issued and outstanding.

As of the balance sheet, if all convertible securities were converted into common stock, there would be approximately 190 billion shares outstanding as follows:

Common	7,698,871,606
Preferred
Series A	51
Series B	170,449,844,913
Series C	6,240,000,000
Series D	1,000,000,000

Convertible debt	2,000,000,000
Warrants	2,000,000,000
189,388,716,570

Preferred stock

On September 28, 2013, the Company issued 51 shares of No par Series A Preferred stock to Jeffrey M. Canouse, our Chief Executive.  Each share is convertible into one share of our existing common stock. However, for voting purposes, they are convertible into 51% of the outstanding common stock at any time. These shares were transferred to David Fair, our current CEO when he assumed that role.

On July 12, 2021 the Company issued 511,000 shares of Series B Preferred stock to the owners of TBH in consideration for the assets contributed.  The Series B stock is convertible into 90% ownership of the Company on a fully diluted basis for a period of one year.

On July 12, 2021the Company issued 390,000 shares of Series C Preferred stock to the creditors of the Company for extinguishment of their outstanding debt. Each share is convertible into 16,000 shares of common stock subject to anti-dilution provisions.

On July 12, 2021 the Company issued 45,500 shares of Series D Preferred stock to the creditors of the Company for extinguishment of their outstanding debt. Each share is convertible into 10,000 shares of common stock subject to anti-dilution provisions.

NOTE 19 - LEGAL PROCEEDINGS

As a commercial enterprise and employer, the Company is subject to various claims and legal actions in the ordinary course of business. These matters can include professional liability, employment-relations issues, workers’ compensation, tax, payroll and employee-related matters, other commercial disputes arising in the course of its business, and inquiries and investigations by governmental agencies regarding our employment practices or other matters. The Company is not aware of any pending or threatened litigation that it believes is reasonably likely to have a material adverse effect on its results of operations, financial position or cash flows.

NOTE 20 - INTERCOMPANY TRANSACTIONS

The Subsidiary Companies have very little activity among one another. Each Subsidiary pays or accrues a management fee to Third Bench Holdings and settles those obligations as working capital permits. The Seller loan from the acquisition of Sher-wood Fine Wood Design is recorded on the books of Las Cruces Cabinets and is reimbursed by Third Bench Holdings. On occasion either Third Bench Holdings or one of the Equity holders may advance the Subsidiaries money’s for short-term working capital.  Such amounts paid by members that are not included in the consolidated financial statements are reflected in the member notes in the Current Liabilities of the

Consolidated Balance Sheet. All other related party activity between the Consolidated Entities has been eliminated from the financial statements in the Consolidating of the financial statements.

NOTE 21 - INCOME TAX

In accordance with ASC 740, we are required to recognize the impact of an uncertain tax position in the consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. An uncertain tax position will not be recognized if it has less than a 50% likelihood of being sustained upon examination by the tax authorities. We had no unrecognized tax benefits from uncertain tax positions as of August 31, 2019 and 2018. It is also our policy, in accordance with authoritative guidance, to recognize interest and penalties related to income tax matters in interest and other expense in our Statements of Operations.

Deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. As a result of our cumulative losses, management has concluded that a full valuation allowance against our net deferred tax assets is appropriate.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The provision for income taxes on our loss from continuing operations for the fiscal years ended August 31, 2021 and 2020 is as follows:

	August 31, 2021	(Restated) August 31, 2020
Net loss	$(7,399,617)	$(1,878,160)
Bad debt expense	7,206	5,000
Amortization of debt discounts	96,811	178,501
Gain on write‐off of old short‐term notes payable and accounts payable	(214,963)	‐
Expensing of warrants upon issuance of notes, net of quarterly mark to market	999,150	‐
Change in derivative liability	(198,846)	90,261
Interest expense charged to Additional Paid‐In Capital for convertible debt	3,200,000	‐
Forgiveness of PPP note	(981,700)	‐
Net income for tax purposes	$(4,491,959)	$(1,604,399)
Change in valuation allowance	$427,761	$359,272
Income tax expense based on taxable net income	(427,761)	(359,272)
Income tax expense	$-	$-

The Company’s Effective tax rate was 0.0% for each of the two fiscal years ended August 31, 2020 and August 31, 2019. A reconciliation of the valuation allowance follows below:

	August 31, 2021	August 31, 2020
Federal income tax rate	21.0%	21.0%
State income tax rate	6.0%	6.0%
Bad debt expense	0.0%	‐0.1%
Amortization of debt discounts	‐0.6%	‐3.0%
Gain on write‐off of old short‐term note	1.3%	0.0%
Expensing of warrants upon issuance of	‐6.0%	0.0%
Change in derivative liability	1.2%	‐1.5%
Interest expense charged to Additional	‐19.2%	0.0%
Forgiveness of PPP note	5.9%	0.0%
Increase in valuation allowance	9.5%	22.4%

NOTE 22 - COVID-19

The Company, like all enterprises, is currently dealing with the impact of COVID-19 on future prospects. Recent events such as the vaccinations mitigate, but do not eliminate, the possible adverse consequences to the domestic and international economies.  Recent increases in the Delta Variant of COVID-19 and the onset of the Omicron variant have resulted in greater infections and its ultimate impact cannot be ascertained.

NOTE 23 - IMPACT OF CLIMATE CHANGE

The Financial Stability Board created the Task Force on Climate-related Financial Disclosures (TCFD) to  improve and increase reporting of climate-related financial information. The TCFD requires that the impact of  climate change upon risk assessment, capital allocation and strategic planning be discussed.

At this time, the impact cannot be determined.

NOTE 24 - SUBSEQUENT EVENTS

Pursuant to ASC 855-10, the Company has evaluated all events or transactions that occurred from 1, 2021 to the date of this report. The Company believes that the following events meet the criterion and require disclosure.

Purchase of Davis Kitchens - Albuquerque

In October 2021, the Company acquired Davis Kitchens - Albuquerque in a stock purchase for a total purchase price of $280,000 which was paid with $105,000 in cash and $175,000 seller’s note. Davis Kitchens - Albuquerque sells cabinets, windows and doors direct to consumers and direct to Home Builders in the Albuquerque and surrounding metro area. Davis Kitchens - Albuquerque is comprised of two entities: M&K Industries dba Davis Kitchens which sells residential cabinetry and KMT Resources dba Moore Window & Doors which sells residential windows and doors. In 2020, the combined operations generated approximated $5 million in revenue and is cashflow positive. In addition, the Company anticipates introducing countertops from Third Bench Stone to the Davis Kitchens - Albuquerque, which management believes countertops will be highly complementary to the current cabinetry offerings

Change in Management

Departure of Jeffrey M. Canouse and Appointment of David Fair

Effective October 20, 2021, Jeffrey M. Canouse, Chief Executive Officer of New America Energy Corp. (the “Company”) resigned from his position as the Company’s Chief Executive Officer and Director, and the Board of Directors accepted the appointment of David Fair, as the Company’s new Chief Executive Officer and Director to replace Mr. Canouse on that date.

Mr. Canouse’s resignation was not due to any disagreement with the Company or its Board of Directors.

David Fair is the Chief Executive Officer of Third Bench Holdings, LLC. Mr. Fair is an experienced executive with extensive involvement executing growth and turnaround strategies. He leads Third Bench’s executive management team, identifies suitable synergistic M&A targets, and execute operational strategies. In addition to David’s Operational experience, he has spent over decade is various roles including investment banking, consulting, and strategy.

Prior to founding Third Bench, Mr. Fair was Vice President at Vaughan Capital Advisors, a boutique merchant bank in Los Angeles focused on the entertainment, technology and media sectors. He has also served as a Senior Associate at Auspex Capital and as an Associate at Corner Capital Partners.

Mr. Fair attended the USC Marshall School of Business for his M.B.A and completed a bachelor’s degree from Cal State Channel Islands, where he studied Economics and Psychology. He is part of the 40 under 40 class of 2021 for the Wood Industry.

Appointment of James Turk as Chief Financial Officer

James B Turk became our new Chief Financial Officer effective Nov 8, 2021. James has an extensive career as an executive, operating public companies, and executing M&A strategies.

Increase in Authorized shares

The authorized share count was increased from 12 billion to 50 billion shares

Issuance of Common stock

After the balance sheet date, the Company has issued 1,318,783,815 shares as follows:

Shares issued pursuant to Regulation A	971,725,000
Preferred dividend issuance	347,158,815
Total shares issued	1,318,783,815

Total shares issued pursuant to Regulation A

Date Purchaser	Shares	Amount
16‐Sep‐21 Jahoco	400,000,000	$ 200,000
23‐Sep‐21 JP Carey Limited Partner LP	571,725,000	285,863
	971,725,000	$ 485,863

On November 3, 2021, Carpathia LLC was issued 205,038,890 shares for preferred dividends on Series C stock.

On November 19, 2021, Oscaleta Partners LLC was issued 142,019,925 shares for the conversion of 8,593 shares of Series C Preferred stock plus accrued dividends

Issuance of Convertible debt and warrants

Subsequent to the Balance sheet date, the company issued $600,000 of debt for $500,000 in proceeds plus a $100,000 original issue discount. The debt is convertible into common stock $.0001.

Creditor	Issued	Maturity Date	Interest Rate	Amount
Trillium Partners, LP	9-27-21	9-27-22	4%	$ 300,000
J.P. Carey Limited Partners L.P.	9-27-21	9-27-22	4%	300,000
				$ 600,000

In addition, there were 1,000,000,000 warrants issued to each noteholder. Warrants have a seven year term and are exercisable at $.0001.

Short term advances by affiliates

The former members of TBH LLC advanced $140,000 for purchases of inventory. Terms have not been set for these advances and there is no outstanding paperwork.

INDEX TO EXHIBITS

Description	Item	Exhibit

Articles of Incorporation and Amendment to Articles of Incorporation Increasing Authorized Common and Designating Preferred Stock	Item 17.2	1A-2A
Certificates of Designation for Series A, Series B, Series C, and Series D Preferred Stock	Item 17.2	1A-2B
Bylaws	Item 17.2	1A-2C
Form of Subscription Agreement	Item 17.4	1A-4
Amended and Restated Membership Interest Purchase Agreement with Title King, LLC	Item 17.6	1A-6A
Employment Agreement of Jeffrey M. Canouse	Item 17.6	1A-6B
Consulting Agreement of Jeffrey M. Canouse	Item 17.6	1A-6C
Binding Letter of Intent with Third Bench Holdings, LLC	Item 17.7	1A-6D
Third Bench Holdings, LLC Share Exchange Agreement	Item 17.8	1A-6E
Third Bench Holdings, LLC Debt Exchange Agreement	Item 17.9	1A-6F
Third Bench Holdings, LLC Control Block Share Transfer Agreement	Item 17.10	1A-6G
Legal Opinion	Item 17.12	1A-12